Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-278184 and 333-278184-02

PROSPECTUS SUPPLEMENT

(To prospectus dated March 22, 2024)

NextEra Energy Capital Holdings, Inc.

$850,000,000

Series U Junior Subordinated Debentures due June 1, 2085

The Series U Junior Subordinated Debentures will be

Unconditionally and Irrevocably Guaranteed by

NextEra Energy, Inc.

The Series U Junior Subordinated Debentures (the “Junior Subordinated Debentures”) will bear interest at 6.500% per year. Interest on the Junior Subordinated Debentures will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2025. The Junior Subordinated Debentures will be issued in denominations of $25 and integral multiples thereof. The Junior Subordinated Debentures will mature on June 1, 2085. NextEra Energy Capital Holdings, Inc. (“NEE Capital”), at its option, may redeem some or all of the Junior Subordinated Debentures at the times and prices described in this prospectus supplement.

NEE Capital may defer interest payments on the Junior Subordinated Debentures on one or more occasions for up to 10 consecutive years per deferral period as described in this prospectus supplement. Deferred interest payments will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law.

NEE Capital intends to apply to list the Junior Subordinated Debentures on the New York Stock Exchange. If approved for listing, trading on the New York Stock Exchange is expected to commence within 30 days after the Junior Subordinated Debentures are first issued.

See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about certain factors you should consider before making an investment in the Junior Subordinated Debentures.

Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of the Junior Subordinated Debentures or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Junior Subordinated Debenture	Total
Price to Public (1)	$25.00	$850,000,000
Underwriting Discount (2)	$0.7875	$26,775,000
Proceeds to NEE Capital (before expenses) (2)	$24.2125	$823,225,000

(1)

In addition to the Price to Public set forth above, each purchaser will pay an amount equal to the interest, if any, accrued on the Junior Subordinated Debentures from the date that the Junior Subordinated Debentures are originally issued to the date that they are delivered to that purchaser.

(2)

Underwriting commissions of $0.7875 per Junior Subordinated Debenture (or up to $26,775,000 for all Junior Subordinated Debentures) will be deducted from the proceeds paid to NEE Capital by the underwriters. However, the commission will be $0.25 per Junior Subordinated Debenture for sales to institutions and, to the extent of such sales, the total underwriting discount will be less than the amount set forth herein. As a result of sales to institutions, the total proceeds to NEE Capital increased by $8,471,268.75.

The underwriters will have the option to purchase up to an additional $127,500,000 in principal amount of the Junior Subordinated Debentures in order to cover over-allotments, if any. If the option is exercised, any such Junior Subordinated Debentures are expected to be delivered on or about the same date set forth below. Should the underwriters exercise this option in full, the total public offering price, underwriting discount and proceeds, before expenses, to NEE Capital will be $977,500,000, $22,319,981.25 and $955,180,018.75, respectively.

The Junior Subordinated Debentures are expected to be delivered in book-entry only form through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and/or Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about May 15, 2025.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Morgan Stanley	RBC Capital Markets	Wells Fargo Securities

BMO Capital Markets	Capital One Securities	CIBC Capital Markets	PNC Capital Markets LLC

Co-Managers

DNB Carnegie	HSBC	ING

The date of this prospectus supplement is May 12, 2025.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any written communication from NEE Capital, NextEra Energy, Inc. (“NEE”) or the underwriters specifying the final terms of the offering. None of NEE Capital, NEE or the underwriters have authorized anyone else to provide you with additional or different information. None of NEE Capital, NEE or the underwriters are making an offer of the Junior Subordinated Debentures in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

Prospectus Supplement

Prospectus

i

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading “Forward-Looking Statements” and the important factors discussed in this prospectus supplement and in the incorporated documents. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section beginning on page S-7 of this prospectus supplement to determine whether an investment in the Junior Subordinated Debentures is appropriate for you.

NEE CAPITAL

The information in this section supplements the information in the “NEE Capital” section on page 2 of the accompanying prospectus.

NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than Florida Power & Light Company (“FPL”) and FPL’s subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.

NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE

The information in this section supplements the information in the “NEE” section on page 2 of the accompanying prospectus.

NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through its wholly-owned subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC and NextEra Energy Transmission, LLC (collectively “NEER”). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER currently owns, develops, constructs, manages and operates electric generation facilities in wholesale energy markets in the U.S. and Canada. NEER produces the majority of its energy from clean and renewable sources, including wind and solar. In addition, NEER develops and constructs battery storage projects and also owns, develops, constructs and operates rate-regulated transmission facilities in North America, and transmission lines that connect its electric generation facilities to the electric grid. NEER also engages in energy-related commodity marketing and trading activities and participates in natural gas, natural gas liquids and oil production and in pipeline infrastructure, construction, management and operations.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

SUMMARY—Q&A

What securities are being offered pursuant to this prospectus supplement?

NEE Capital is offering $850,000,000 principal amount ($977,500,000 principal amount if the underwriters exercise their over-allotment option in full) of its Series U Junior Subordinated Debentures due June 1, 2085, which will be referred to as the “Junior Subordinated Debentures” in this prospectus supplement. NEE Capital’s corporate parent, NEE, has agreed to unconditionally and irrevocably guarantee the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures (the “Junior Subordinated Guarantee”). The Junior Subordinated Debentures will be issued in denominations of $25 and integral multiples thereof.

What interest will be paid by NEE Capital?

The Junior Subordinated Debentures will bear interest at 6.500% per year. Subject to NEE Capital’s right to defer interest payments as described below, interest will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, beginning September 1, 2025.

For a more complete description of interest payable on the Junior Subordinated Debentures, see “Certain Terms of the Junior Subordinated Debentures—Interest and Payment.”

What are the record dates for the payment of interest?

The record date for interest payable on any interest payment date for the Junior Subordinated Debentures shall be the close of business on (1) the business day (as defined below under “Certain Terms of the Junior Subordinated Debentures—Interest and Payment”) immediately preceding such interest payment date so long as all of the Junior Subordinated Debentures remain in book-entry only form, or (2) the 15th calendar day immediately preceding such interest payment date if any of the Junior Subordinated Debentures do not remain in book-entry only form.

When can payment of interest be deferred?

So long as there is no event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, NEE Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more periods (each, an “Optional Deferral Period”) of up to 10 consecutive years per Optional Deferral Period. In other words, NEE Capital may declare at its discretion up to a 10-year interest payment moratorium on the Junior Subordinated Debentures, and may choose to do that on more than one occasion. NEE Capital may not defer payments beyond the maturity date of the Junior Subordinated Debentures (which is June 1, 2085). Any deferred interest on the Junior Subordinated Debentures will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law. Once all accrued and unpaid interest on the Junior Subordinated Debentures has been paid, NEE Capital can begin a new Optional Deferral Period. However, NEE Capital has no current intention of deferring interest payments on the Junior Subordinated Debentures.

For a more complete description of NEE Capital’s ability to defer the payment of interest, see “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Certain Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” in this prospectus supplement and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Option to Defer Interest Payments” in the accompanying prospectus.

What restrictions are imposed on NEE Capital and NEE during an Optional Deferral Period?

During any period in which NEE Capital defers interest payments on the Junior Subordinated Debentures, neither NEE nor NEE Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following (with limited exceptions):

•	declare or pay any dividend or distribution on NEE’s or NEE Capital’s capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to any of NEE’s or NEE Capital’s capital stock;

•

pay any principal, interest or premium on, or repay, repurchase or redeem any of NEE’s or NEE Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Junior Subordinated Guarantee of NEE Capital’s payment obligations under the Junior Subordinated Debentures (as the case may be); or

•

make any payments with respect to any NEE or NEE Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Junior Subordinated Guarantee (as the case may be).

See “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Certain Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” (which describes the right of NEE and NEE Capital to modify the restrictions described above) in this prospectus supplement and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Option to Defer Interest Payments” (which includes a description of the limited exceptions to the restrictions described above) in the accompanying prospectus.

Even though you will not receive any interest payments on your Junior Subordinated Debentures during an Optional Deferral Period, you likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of your method of accounting for United States federal income tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the Junior Subordinated Debentures. See “Material United States Federal Income Tax Consequences—U.S. Holders” in this prospectus supplement.

If NEE Capital defers interest on the Junior Subordinated Debentures for a period of 10 consecutive years from the commencement of an Optional Deferral Period, NEE Capital will be required to pay all accrued and unpaid interest on the Junior Subordinated Debentures at the conclusion of the 10-year period, and, to the extent it does not do so, NEE will be required to make guarantee payments in accordance with the Junior Subordinated Guarantee with respect thereto. If NEE Capital fails to pay in full all accrued and unpaid interest on the Junior Subordinated Debentures at the conclusion of the 10-year period, such failure continues for 30 days and NEE fails to make guarantee payments with respect thereto, an event of default that gives rise to a right to accelerate payment of principal of and interest on the Junior Subordinated Debentures will have occurred under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Events of Default” and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Remedies” in the accompanying prospectus.

When can NEE Capital redeem the Junior Subordinated Debentures?

NEE Capital may redeem the Junior Subordinated Debentures at its option before their maturity:

•	in whole or in part at any time or from time to time on or after June 1, 2030 at 100% of the principal amount of the Junior Subordinated Debentures being redeemed plus accrued and unpaid interest;

•	in whole but not in part before June 1, 2030 at 100% of their principal amount plus accrued and unpaid interest if certain changes in tax laws, regulations or interpretations occur; or

•

in whole but not in part before June 1, 2030 at 102% of their principal amount plus accrued and unpaid interest if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Debentures.

The circumstances under which the Junior Subordinated Debentures may be redeemed, and the redemption prices, are more fully described below under “Certain Terms of the Junior Subordinated Debentures—Optional Redemption,” “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Tax Event,” and “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event.”.

What is the ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee?

NEE Capital’s payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE Capital’s Senior Indebtedness, and NEE’s payment obligation under the Junior Subordinated Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE’s Senior Indebtedness. Senior Indebtedness of NEE Capital and NEE are defined below under “Certain Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee.” However, the Junior Subordinated Debentures and the Junior Subordinated Guarantee will rank equally in right of payment with any Pari Passu Securities, as defined below under “Certain Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee.”

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Debentures. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur. NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures. At May 9, 2025, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $47.9 billion.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur. NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Guarantee. At May 9, 2025, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $47.9 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

Will the Junior Subordinated Debentures be listed on a stock exchange?

NEE Capital intends to apply to list the Junior Subordinated Debentures on the New York Stock Exchange. If approved for listing, trading of the Junior Subordinated Debentures on the New York Stock Exchange is expected to commence within 30 days after they are first issued.

In what form will the Junior Subordinated Debentures be issued?

The Junior Subordinated Debentures will be represented by one or more global certificates and registered in the name of The Depository Trust Company (“DTC”) or its nominee, and deposited with the subordinated indenture trustee on behalf of DTC. This means that you will not receive a certificate for your Junior Subordinated Debentures and that your broker will maintain your position in the Junior Subordinated Debentures. NEE Capital expects that the Junior Subordinated Debentures will be ready for delivery through DTC on or about the date indicated on the cover of this prospectus supplement.

What are the principal United States federal income tax consequences related to the Junior Subordinated Debentures?

In connection with the issuance of the Junior Subordinated Debentures, NEE Capital and NEE will receive an opinion from Morgan, Lewis & Bockius LLP that, for United States federal income tax purposes, the Junior Subordinated Debentures will be treated as indebtedness (although there is no controlling authority directly on point). This opinion is subject to certain customary conditions and is not binding on the Internal Revenue Service. See “Material United States Federal Income Tax Consequences—Classification of the Junior Subordinated Debentures.”

Each holder of Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes. NEE Capital intends to treat the Junior Subordinated Debentures in the same manner.

If NEE Capital elects to defer interest on the Junior Subordinated Debentures for one or more Optional Deferral Periods, the holders of the Junior Subordinated Debentures likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of such holder’s method of accounting for United States federal income tax purposes and notwithstanding that no interest payments will be made on the Junior Subordinated Debentures during such periods.

May additional Junior Subordinated Debentures of the same series be issued?

All Junior Subordinated Debentures need not be issued at the same time, and the series may be re-opened for issuances of additional Junior Subordinated Debentures of that series. This means that NEE Capital may from time to time, without notice to, or the consent of, the existing holders of the Junior Subordinated Debentures, create and issue additional Junior Subordinated Debentures. Such additional Junior Subordinated Debentures will have the same terms as the Junior Subordinated Debentures in all respects (except for the issue date of the additional Junior Subordinated Debentures and, if applicable, the initial interest payment date) so that the additional Junior Subordinated Debentures may be consolidated and form a single series with the Junior Subordinated Debentures.

In addition, NEE Capital has granted the underwriters an option to purchase up to an additional $127,500,000 principal amount of the Junior Subordinated Debentures in order to cover over-allotments, if any.

Recent Developments

In May 2025, NEE along with certain current and former executives and directors were named as defendants in two purported shareholder derivative actions filed in the 15th Judicial Circuit in Palm Beach County, Florida and the United States District Court for the Southern District of Florida by certain purported shareholders who had previously issued demand letters to NEE. The actions are seeking unspecified damages allegedly resulting from, among other things, breaches of fiduciary duties purporting to relate to alleged campaign finance law violations and associated matters. NEE is vigorously defending against the claims in these proceedings.

RISK FACTORS

The information in this section supplements the information in the “Risk Factors” section on page 2 of the accompanying prospectus. Please read these two sections together.

Before purchasing the Junior Subordinated Debentures, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus in order to evaluate an investment in the Junior Subordinated Debentures.

Risks Relating to NEE’s and NEE Capital’s Business

Investors should carefully consider the information under “Item 1A. Risk Factors” in NEE’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to the Junior Subordinated Debentures

NEE Capital can defer interest payments on the Junior Subordinated Debentures for one or more periods of up to 10 years each. This may affect the market price of the Junior Subordinated Debentures.

So long as there is no event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued, NEE Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more Optional Deferral Periods of up to 10 consecutive years. At the end of an Optional Deferral Period, if all amounts due are paid, NEE Capital could start a new Optional Deferral Period of up to 10 consecutive years. During any Optional Deferral Period, interest on the Junior Subordinated Debentures would be deferred but would accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law. No Optional Deferral Period may extend beyond the maturity date of the Junior Subordinated Debentures. During an Optional Deferral Period, interest payments would not be due and payable and, therefore, NEE would not be obligated to make payments under the Junior Subordinated Guarantee. If NEE Capital exercises this interest deferral right, the market price of the Junior Subordinated Debentures is likely to be affected. See “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments” and “Certain Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” in this prospectus supplement and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Option to Defer Interest Payments” in the accompanying prospectus.

If NEE Capital exercises its right to defer interest payments, the Junior Subordinated Debentures may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debentures or that is otherwise less than the price at which the Junior Subordinated Debentures may have been traded if NEE Capital had not exercised such right. In addition, as a result of NEE Capital’s right to defer interest payments, the market price of the Junior Subordinated Debentures may be more volatile than other securities that do not have these rights.

NEE Capital is not permitted to pay current interest on the Junior Subordinated Debentures until NEE Capital has paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

During an Optional Deferral Period, NEE Capital will be prohibited from paying current interest on the Junior Subordinated Debentures and NEE will be prohibited from making such payment pursuant to the Junior

Subordinated Guarantee until NEE Capital, or NEE pursuant to the Junior Subordinated Guarantee, has paid all accrued and unpaid deferred interest plus any accrued interest thereon. As a result, NEE Capital may not be able to pay current interest on the Junior Subordinated Debentures if NEE Capital does not have available funds to pay all accrued and unpaid deferred interest plus any accrued interest thereon.

The obligations of NEE Capital under the Junior Subordinated Debentures and NEE under the Junior Subordinated Guarantee are subordinated.

The obligations of NEE Capital under the Junior Subordinated Debentures are unsecured and will rank junior in right of payment to NEE Capital’s Senior Indebtedness. See “Certain Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee” in this prospectus supplement. This means that NEE Capital cannot make any payments on the Junior Subordinated Debentures until all holders of Senior Indebtedness of NEE Capital have been paid in full, or provision has been made for such payment, if (i) certain events of bankruptcy, insolvency or reorganization of NEE Capital have occurred, (ii) any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without a waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Debentures. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur. NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures. At May 9, 2025, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $47.9 billion.

The obligations of NEE under the Junior Subordinated Guarantee are unsecured and will rank junior in right of payment to NEE’s Senior Indebtedness. See “Certain Terms of the Junior Subordinated Debentures—Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee” in this prospectus supplement. This means that NEE cannot make any payments under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full, or provision has been made for such payment, if (i) certain events of bankruptcy, insolvency or reorganization of NEE have occurred, (ii) any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without a waiver, or (iii) any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur. NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Guarantee. The NEE consolidated financial statements that are incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus reflect the aggregate amount of NEE subsidiary debt as of the date of those statements. At May 9, 2025, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $47.9 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

If NEE Capital defers interest payments on the Junior Subordinated Debentures, there will be United States federal income tax consequences to holders of the Junior Subordinated Debentures.

If NEE Capital defers interest payments on the Junior Subordinated Debentures for one or more Optional Deferral Periods, you likely will be required to include amounts in income for United States federal income tax purposes during such period, regardless of your method of accounting for United States federal income tax purposes and notwithstanding that no interest payments will be made on the Junior Subordinated Debentures during such periods.

If you sell your Junior Subordinated Debentures before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such interest. Instead, the accrued interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, amounts that you were required to include in income in respect of the Junior Subordinated Debentures during the Optional Deferral Period will be added to your adjusted tax basis in the Junior Subordinated Debentures, but may not be reflected in the amount that you realize on the sale. To the extent the amount realized on a sale is less than your adjusted tax basis, you will recognize a capital loss for United States federal income tax purposes. The deductibility of capital losses is subject to limitations. See “Material United States Federal Income Tax Consequences—U.S. Holders—Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures” in this prospectus supplement.

Rating agencies may change their practices for rating the Junior Subordinated Debentures, which change may affect the market price of the Junior Subordinated Debentures. In addition, NEE Capital may redeem the Junior Subordinated Debentures if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Debentures.

The rating agencies that currently or may in the future publish a rating for NEE Capital or NEE, including Moody’s Investors Service, Inc., S&P Global Ratings (a division of S&P Global Inc.), and Fitch Ratings Inc., each of which is expected to initially publish a rating of the Junior Subordinated Debentures, may, from time to time in the future, change the way they analyze securities with features similar to the Junior Subordinated Debentures. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Junior Subordinated Debentures. If the rating agencies change their practices for rating these types of securities in the future, and the ratings of the Junior Subordinated Debentures are subsequently lowered, that could have a negative impact on the trading price of the Junior Subordinated Debentures. In addition, NEE Capital may redeem the Junior Subordinated Debentures before June 1, 2030 at its option, in whole but not in part, if a rating agency makes certain changes in the equity credit methodology for securities such as the Junior Subordinated Debentures. See “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event” in this prospectus supplement.

Holders of the Junior Subordinated Debentures will have limited rights of acceleration.

The holders of the Junior Subordinated Debentures and the subordinated indenture trustee may accelerate payment of the principal, interest and premium, if any, on the Junior Subordinated Debentures only upon the occurrence and continuation of certain events of default. Payment of principal, interest and premium, if any, on the Junior Subordinated Debentures may be accelerated upon the occurrence of an event of default under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued related to failure to pay interest within 30 days after it is due (other than interest deferred pursuant to one or more Optional Deferral Periods), failure to pay principal and premium, if any, on the Junior Subordinated Debentures when due, certain events of bankruptcy, insolvency or reorganization with respect to NEE Capital or NEE and, with certain exceptions, the cessation of effectiveness of the Junior Subordinated Guarantee or the finding by any judicial proceeding that the Junior Subordinated Guarantee is unenforceable or invalid or denial by NEE of its obligations under the Junior Subordinated Guarantee. Holders of the Junior Subordinated Debentures and the subordinated indenture trustee will not have the right to accelerate payment of the principal, interest and premium, if any, on the Junior Subordinated Debentures upon the breach of any other covenant in the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued. In certain circumstances, some of the other series of junior subordinated debentures previously issued under the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued have the right to accelerate payment of the principal, interest and premium, if any, on those junior subordinated debentures upon the breach of other covenants in the subordinated indenture pursuant to which the Junior Subordinated Debentures will be issued.

USE OF PROCEEDS

The information in this section supplements the information in the “Use of Proceeds” section on page 3 of the accompanying prospectus. Please read these two sections together.

NEE Capital will add the net proceeds from the sale of the Junior Subordinated Debentures, which are expected to be approximately $830.7 million (after deducting the underwriting discount and other offering expenses and without giving effect to any exercise of the over-allotment option), to its general funds. NEE Capital intends to use its general funds to fund investments in energy and power projects and for other general corporate purposes, including the repayment of a portion of NEE Capital’s outstanding commercial paper obligations and prefunding the refinancing of a portion of NEE Capital’s debentures maturing in 2025. As of May 9, 2025, NEE Capital had approximately $2.88 billion of outstanding commercial paper obligations, which had maturities of up to 35 days and which had annual interest rates ranging from 4.63% to 4.73%. In addition, as of the same day, NEE Capital had two series of debentures maturing in 2025 that were outstanding in the aggregate principal amount of $3 billion with a weighted-average annual interest rate of approximately 5.32%. NEE Capital will temporarily invest in short-term instruments any proceeds that are not immediately used for these purposes.

SELECTED CONSOLIDATED INCOME STATEMENT DATA OF NEE AND SUBSIDIARIES

The following material, which is presented in this prospectus supplement solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

	Three Months Ended March 31,		Years Ended December 31,
	2025	2024	2024	2023	2022
	(In Millions, Except Per Share Amounts)
Operating revenues	$6,247	$5,731	$24,753	$28,114	$20,956
Net income attributable to NEE	$833	$2,268	$6,946	$7,310	$4,147
Weighted-average number of common shares outstanding (assuming dilution)	2,060.7	2,055.2	2,059.2	2,030.8	1,978.6
Earnings per share of common stock attributable to NEE (assuming dilution)	$0.40	$1.10	$3.37	$3.60	$2.10

CONSOLIDATED CAPITALIZATION OF NEE AND SUBSIDIARIES

The following table shows NEE’s consolidated capitalization as of March 31, 2025, and as adjusted to reflect the issuance of the Junior Subordinated Debentures (assuming no exercise of the underwriters’ over-allotment option) and the other transaction described below. This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

	March 31, 2025	Adjusted(a)
		Amount	Percent
	(In Millions)
Total common shareholders’ equity	$49,812	$49,812	35.3%
Noncontrolling interests	10,493	10,493	7.5

Total equity	60,305	60,305	42.8
Redeemable noncontrolling interests	61	61	—
Long-term debt (excluding current maturities)	79,814	80,700	57.2

Total capitalization	$140,180	$141,066	100.0%

(a)

To give effect only to (i) the issuance of the Junior Subordinated Debentures offered by this prospectus supplement and (ii) the borrowing by a subsidiary of NEE Capital of $36 million in April 2025 under a revolving credit facility maturing in April 2030. Adjusted amounts do not reflect the addition of any premiums or deduction of any discounts or debt issuance costs in connection with the issuance of the Junior Subordinated Debentures. Adjusted amounts also do not reflect any possible additional borrowings or issuance and sale of additional securities by NEE and its subsidiaries, including NEE Capital, from time to time after the date of this prospectus supplement.

CERTAIN TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

The information in this section supplements the information in the “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” section beginning on page 32 of the accompanying prospectus. Please read these two sections together.

General. NEE Capital will issue $850,000,000 principal amount of the Junior Subordinated Debentures ($977,500,000 principal amount if the underwriters exercise their over-allotment option in full) under an indenture, dated as of September 1, 2006, as amended, referred to in this prospectus supplement as the “Subordinated Indenture,” among NEE Capital, NEE, as guarantor, and The Bank of New York Mellon, as subordinated indenture trustee. An officer’s certificate will supplement the Subordinated Indenture and create the specific terms of the Junior Subordinated Debentures. Under the Subordinated Indenture, NEE Capital may issue an unlimited amount of additional subordinated debt securities. The Subordinated Indenture does not limit the aggregate amount of indebtedness that NEE Capital, NEE or their respective subsidiaries may issue, guarantee or otherwise incur.

The Junior Subordinated Debentures will be issued in minimum denominations of $25 and integral multiples thereof.

NEE Capital’s corporate parent, NEE, has agreed to unconditionally and irrevocably guarantee the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” in the accompanying prospectus.

The subordinated indenture trustee will initially be the security registrar and the paying agent for the Junior Subordinated Debentures. All transactions with respect to the Junior Subordinated Debentures, including registration, transfer and exchange of the Junior Subordinated Debentures, will be handled by the security registrar at an office in New York City designated by NEE Capital. NEE Capital has initially designated the corporate trust office of the subordinated indenture trustee as that office. In addition, holders of the Junior Subordinated Debentures should address any notices to NEE Capital regarding the Junior Subordinated Debentures to that office. NEE Capital will notify holders of the Junior Subordinated Debentures of any change in the location of that office.

Interest and Payment. The Junior Subordinated Debentures will bear interest at the rate of 6.500% per year. The Junior Subordinated Debentures will mature on June 1, 2085. Subject to NEE Capital’s right to defer interest payments as described below, interest will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, each such date referred to as an “interest payment date,” until maturity or earlier redemption. The first interest payment date is September 1, 2025. Interest will be payable to the person in whose name such Junior Subordinated Debentures is registered at the close of business on (i) the business day immediately preceding such interest payment date so long as all of the Junior Subordinated Debentures remain in book-entry only form or (ii) the 15th calendar day immediately preceding such interest payment date if any of the Junior Subordinated Debentures do not remain in book-entry only form, provided that interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. See “—Book-Entry Only Issuance.”

Interest on the Junior Subordinated Debentures will accrue from and including the date of original issuance to but excluding the first interest payment date. Starting on the first interest payment date, interest on each Junior Subordinated Debenture will accrue from and including the last interest payment date to which NEE Capital has paid, or duly provided for the payment of, interest on that Junior Subordinated Debenture to but excluding the next succeeding interest payment date. No interest or other payment will accrue on a Junior Subordinated Debenture for the day that the Junior Subordinated Debenture matures. The amount of interest payable on a Junior Subordinated Debenture for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on a Junior Subordinated Debenture for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the number of days in the period using 30-day calendar months. If any date on which interest, principal or premium, if any, is payable on the Junior Subordinated Debentures falls on a day that is not a business day, then payment of the interest, principal or premium payable on that date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of such delay. A “business day” is any day that is not a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are generally authorized or required by law or executive order to remain closed.

Ranking of the Junior Subordinated Debentures and the Junior Subordinated Guarantee. NEE Capital’s payment obligation under the Junior Subordinated Debentures will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE Capital’s Senior Indebtedness, and NEE’s payment obligation under the Junior Subordinated Guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of NEE’s Senior Indebtedness. However, the Junior Subordinated Debentures and the Junior Subordinated Guarantee will rank equally in right of payment with any Pari Passu Securities.

“Senior Indebtedness,” when used with respect to NEE Capital or NEE, means all of NEE Capital’s or NEE’s obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

•	obligations for borrowed money, including without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds or other securities or instruments;

•	capitalized lease obligations;

•

all obligations of the types referred to in the two preceding bullet points of others which NEE or NEE Capital, as the case may be, has assumed, endorsed, guaranteed, contingently agreed to purchase or provide funds for the payment of, or otherwise becomes liable for, under any agreement; or

•	all renewals, extensions or refundings of obligations of the kinds described in any of the preceding categories.

Any such obligation, indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with the Junior Subordinated Debentures or the Junior Subordinated Guarantee, as the case may be. Furthermore, trade accounts payable and accrued liabilities arising in the ordinary course of business will not be Senior Indebtedness. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the Junior Subordinated Debentures may be made by NEE Capital until all holders of Senior Indebtedness have been paid in full (or provision has been made for such payment), if any of the following occurs:

•	certain events of bankruptcy, insolvency or reorganization of NEE Capital;

•	any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver; or

•

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness.

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Subordination” in the accompanying prospectus.

“Pari Passu Securities” means:

•

indebtedness and other securities that, among other things, by its terms ranks equally with the Junior Subordinated Debentures, with respect to NEE Capital, and the Junior Subordinated Guarantee, with respect to NEE, in right of payment and upon liquidation; and

•	guarantees of indebtedness or other securities described in the preceding bullet point.

“Pari Passu Securities” also include NEE Capital’s trade accounts payable and accrued liabilities arising in the ordinary course of business. “Pari Passu Securities” include approximately $319 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in September 2006, approximately $312 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in June 2007, $755 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in September 2017, $550 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in November 2017, $687.5 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in March 2019, $500 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in April 2019, $600 million aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in December 2021, $1 billion aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in March 2024, $1.2 billion aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in June 2024, and $2.5 billion aggregate principal amount of junior subordinated debentures issued by NEE Capital, and guaranteed by NEE, in February 2025.

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Debentures will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Debentures. The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that NEE Capital may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or otherwise incur. NEE Capital expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Debentures. At May 9, 2025, NEE Capital’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $47.9 billion.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and, other than NEE Capital, have no obligation to make any payments on the Junior Subordinated Debentures or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The Subordinated Indenture does not place any limit on the amount of Senior Indebtedness that NEE may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or otherwise incur. NEE expects from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the Junior Subordinated Guarantee. At May 9, 2025, NEE’s Senior Indebtedness, on an unconsolidated basis, totaled approximately $47.9 billion, which amount consisted solely of NEE’s guarantees of NEE Capital indebtedness referred to in the paragraph above.

Optional Redemption. NEE Capital may redeem some or all of the Junior Subordinated Debentures, at its option, at any time or from time to time, on or after June 1, 2030 (each a “redemption date”) at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the redemption date.

Subject to the following sentence, the Junior Subordinated Debentures will be redeemable upon notice from NEE Capital (a “Redemption Notice”) at least 30 days but no more than 60 days prior to the applicable redemption date. NEE Capital has reserved the right to amend the Subordinated Indenture without any consent, vote or other action of the holders of any subordinated debt securities issued under the Subordinated Indenture after December 1, 2021, including the Junior Subordinated Debentures, to provide that notice of any redemption shall be given in the manner provided in the Subordinated Indenture to the holders of the subordinated debt securities to be redeemed not less than 10 nor more than 60 days prior to the date of redemption.

If NEE Capital at any time elects to redeem some but not all of the Junior Subordinated Debentures, the subordinated indenture trustee will select the particular Junior Subordinated Debentures to be redeemed by lot. However, if the Junior Subordinated Debentures are solely registered in the name of Cede & Co. and traded through DTC, then DTC will select the Junior Subordinated Debentures to be redeemed in accordance with its practices as described below in “—Book-Entry Only Issuance.”

If, at the time notice of redemption is given, the redemption moneys are not on deposit with the subordinated indenture trustee, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the redemption date and such notice of redemption shall be of no force or effect unless such moneys are received.

Right to Redeem Upon a Tax Event. Before June 1, 2030, NEE Capital may redeem, upon a Redemption Notice, in whole but not in part, the Junior Subordinated Debentures, at any time within 90 days after there is a Tax Event (as defined below), at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures being redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Tax Event Redemption Date”).

The consummation of a redemption upon a Tax Event may be subject to the subordinated indenture trustee’s receipt of the required redemption moneys on or before the Tax Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the subordinated indenture trustee on or before such date).

A “Tax Event” happens when NEE or NEE Capital has received an opinion of counsel experienced in tax matters that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with an audit of NEE or NEE Capital or any of their subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Debentures, which amendment, clarification, or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by NEE Capital on the Junior Subordinated Debentures is not deductible, or within 90 days would not be deductible, in whole or in part, by NEE Capital for United States federal income tax purposes.

Right to Redeem Upon a Rating Agency Event. Before June 1, 2030, NEE Capital may, upon a Redemption Notice given at any time within 90 days after the conclusion of any review or appeal process instituted by NEE Capital or NEE following the occurrence of a Rating Agency Event (as defined below), redeem the Junior Subordinated Debentures in whole but not in part at a redemption price equal to 102% of the principal amount of the Junior Subordinated Debentures being redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the date fixed for redemption (“Rating Agency Event Redemption Date”).

The consummation of a redemption upon a Rating Agency Event may be subject to the subordinated indenture trustee’s receipt of the required redemption moneys on or before the Rating Agency Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the subordinated indenture trustee on or before such date).

“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable rating agency (as defined below) for purposes of assigning equity credit to securities such as the Junior Subordinated Debentures on the date of initial issuance of the Junior Subordinated Debentures (the “current methodology”), which change reduces the amount of equity credit assigned to the Junior Subordinated Debentures by the applicable rating agency as compared with the amount of equity credit that such rating agency had assigned to the Junior Subordinated Debentures as of the date of initial issuance thereof.

The term “rating agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934 and sometimes referred to in this prospectus supplement as a “rating agency”), and the term “applicable rating agency” means any rating agency that (i)(a) published a rating for NEE Capital or NEE with respect to the initial issuance of the Junior Subordinated Debentures and (b) publishes a rating for NEE Capital or NEE at such time as a Rating Agency Event occurs, or (ii) any successor to a rating agency described in the preceding clause (i).

Option to Defer Interest Payments. So long as there is no event of default under the Subordinated Indenture, NEE Capital may defer interest payments on the Junior Subordinated Debentures, from time to time, for one or more Optional Deferral Periods of up to 10 consecutive years per Optional Deferral Period. However, a deferral of interest payments cannot extend beyond the maturity date of the Junior Subordinated Debentures. During an Optional Deferral Period, interest will continue to accrue on the Junior Subordinated Debentures, compounded quarterly, and deferred interest payments will accrue additional interest at a rate equal to the interest rate on the Junior Subordinated Debentures, to the extent permitted by applicable law. No interest will be due and payable on the Junior Subordinated Debentures until the end of the Optional Deferral Period except upon a redemption of the Junior Subordinated Debentures during the deferral period.

At the end of the Optional Deferral Period or on any redemption date, NEE Capital will be obligated to pay all accrued and unpaid interest.

Once all accrued and unpaid interest on the Junior Subordinated Debentures has been paid, NEE Capital again can defer interest payments on the Junior Subordinated Debentures as described above, provided that an Optional Deferral Period cannot extend beyond the maturity date of the Junior Subordinated Debentures.

If NEE Capital defers interest for a period of 10 consecutive years from the commencement of an Optional Deferral Period, NEE Capital will be required to pay all accrued and unpaid interest at the conclusion of the 10-year period, and to the extent it does not do so, NEE will be required to make guarantee payments in accordance with the Junior Subordinated Guarantee with respect thereto. If NEE Capital fails to pay in full all accrued and unpaid interest at the conclusion of the 10-year period, such failure continues for 30 days and NEE fails to make guarantee payments with respect thereto, an event of default that gives rise to a right to accelerate payment of principal of and interest on the Junior Subordinated Debentures will have occurred under the Subordinated Indenture. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Events of Default” and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Remedies” in the accompanying prospectus.

During any period in which NEE Capital defers interest payments on the Junior Subordinated Debentures, neither NEE nor NEE Capital will, and each will cause their majority-owned subsidiaries not to, do any of the following (with limited exceptions):

•	declare or pay any dividend or distribution on NEE’s or NEE Capital’s capital stock;

•	redeem, purchase, acquire or make a liquidation payment with respect to any of NEE’s or NEE Capital’s capital stock;

•

pay any principal, interest or premium on, or repay, repurchase or redeem any of NEE’s or NEE Capital’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Junior Subordinated Guarantee (as the case may be); or

•

make any payments with respect to any NEE or NEE Capital guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Junior Subordinated Guarantee (as the case may be).

See “Certain Terms of the Junior Subordinated Debentures—Modification of the Subordinated Indenture” (which describes the right of NEE and NEE Capital to modify the restrictions described above) in this prospectus supplement and “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Option to Defer Interest Payments” (which includes a description of the limited exceptions to the restrictions described above) in the accompanying prospectus.

Limitation on Remedies. Each of the following constitutes an event of default under the Subordinated Indenture with respect to the Junior Subordinated Debentures:

(1)

failure to pay interest on the Junior Subordinated Debentures within 30 days after it is due (provided, however, that a failure to pay interest during a valid Optional Deferral Period will not constitute an event of default);

(2)	failure to pay principal or premium, if any, on the Junior Subordinated Debentures when it is due;

(3)

failure to comply with any other covenant in the Subordinated Indenture, other than a covenant that does not apply to the Junior Subordinated Debentures, that continues for 90 days after NEE Capital and NEE receive written notice of such failure to comply from the subordinated indenture trustee, or NEE Capital, NEE and the subordinated indenture trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Junior Subordinated Debentures;

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE; and

(5)	with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE.

See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Events of Default” in the accompanying prospectus for discussion of the applicable grace periods.

With respect to the Junior Subordinated Debentures,

•

if any event of default, other than an event of default listed in item (3) above exists, and such event of default is not applicable to all outstanding securities issued under the Subordinated Indenture (the “Subordinated Indenture Securities”), then either the subordinated indenture trustee or the registered owners of at least 33% in aggregate principal amount of the Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Subordinated Indenture Securities of that series to be due and payable immediately; or

•

if any event of default, other than an event of default listed in item (3) above, is applicable to all outstanding Subordinated Indenture Securities, then only the subordinated indenture trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration.

Accordingly, if an event of default listed in item (3) above exists, the registered owners of the Junior Subordinated Debentures will not be entitled to vote to make a declaration of acceleration (and the Junior Subordinated Debentures will not be considered outstanding for the purpose of determining whether the required vote, described in the bullet points above, has been obtained), and the subordinated indenture trustee will not have a right to make such declaration with respect to the Junior Subordinated Debentures.

The exception to the right to accelerate payment of the principal of and accrued but unpaid interest on Subordinated Indenture Securities for an event of default listed in item (3) above does not apply to the Series B Enhanced Junior Subordinated Debentures due 2066 and the Series C Junior Subordinated Debentures due 2067.

Payment on each series of Subordinated Indenture Securities specified in the preceding sentence can be accelerated in the manner discussed above, upon the occurrence of each event of default listed above, and applicable to that series, including an event of default listed in item (3) above. See “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee—Remedies” in the accompanying prospectus for a discussion of remedies available to the registered owners of the Subordinated Indenture Securities (modified, as described above, for the Series L Junior Subordinated Debentures due September 29, 2057, the Series M Junior Subordinated Debentures due December 1, 2077, the Series N Junior Subordinated Debentures due March 1, 2079, the Series O Junior Subordinated Debentures due May 1, 2079, the Series P Junior Subordinated Debentures due March 15, 2082, the Series Q Junior Subordinated Debentures due September 1, 2054, the Series R Junior Subordinated Debentures due June 15, 2054, the Series S Junior Subordinated Debentures due August 15, 2055, and the Series T Junior Subordinated Debentures due August 15, 2055.

Modification of the Subordinated Indenture. NEE and NEE Capital have reserved the right to amend the Subordinated Indenture without the consent or action of the holders of any junior subordinated debentures issued after October 1, 2006, including the Junior Subordinated Debentures, to modify the exceptions to the restrictions described above under “—Option to Defer Interest Payments” applicable during any period in which NEE Capital defers interest payments on such junior subordinated debentures (including the Junior Subordinated Debentures) to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their majority-owned subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

Book-Entry Only Issuance. The Junior Subordinated Debentures will trade through DTC. The Junior Subordinated Debentures will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the Junior Subordinated Debentures, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the Junior Subordinated Debentures represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the subordinated indenture trustee as custodian for DTC.

Purchasers of the Junior Subordinated Debentures may hold interests in a global security through DTC, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), directly if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books.

DTC. DTC is a clearing corporation within the meaning of the New York Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants. DTC also facilitates the post-trade settlement of securities transactions among its participants through electronic computerized book-entry transfers and pledges in the participants’ accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others who clear through or maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the Securities and Exchange Commission.

Purchases of the Junior Subordinated Debentures within the DTC system must be made through participants, who will receive a credit for the Junior Subordinated Debentures on DTC’s records. The beneficial ownership interest of each purchaser will be recorded on the appropriate participant’s records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through whom they purchased Junior Subordinated Debentures. Transfers of ownership in the Junior Subordinated Debentures are to be accomplished by entries made on the books of the participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates for their Junior Subordinated Debentures, except if use of the book-entry system for the Junior Subordinated Debentures is discontinued.

To facilitate subsequent transfers, all Junior Subordinated Debentures deposited by participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of the Junior Subordinated Debentures with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Junior Subordinated Debentures. DTC’s records reflect only the identity of the participants to whose accounts such Junior Subordinated Debentures are credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the Junior Subordinated Debentures may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Junior Subordinated Debentures, such as redemptions, tenders, defaults and proposed amendments to the Subordinated Indenture. Beneficial owners of the Junior Subordinated Debentures may wish to ascertain that the nominee holding the Junior Subordinated Debentures has agreed to obtain and transmit notices to the beneficial owners.

Redemption notices will be sent to Cede & Co., as registered holder of the Junior Subordinated Debentures. If less than all of the Junior Subordinated Debentures are being redeemed, DTC’s practice is to determine by lot the amount of the Junior Subordinated Debentures of each participant to be redeemed.

Neither DTC nor Cede & Co. will itself consent or vote with respect to the Junior Subordinated Debentures, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to NEE Capital as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Junior Subordinated Debentures are credited on the record date. NEE Capital and NEE believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Junior Subordinated Debentures.

Payments of redemption proceeds, principal of, and interest on the Junior Subordinated Debentures will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from NEE Capital or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, the subordinated indenture trustee, NEE Capital or NEE, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by DTC) is the responsibility of NEE Capital. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of the Junior Subordinated Debentures. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Junior Subordinated Debentures.

DTC may discontinue providing its services as securities depositary with respect to the Junior Subordinated Debentures at any time by giving reasonable notice to NEE Capital. In the event no successor securities depositary is obtained, certificates for the Junior Subordinated Debentures will be printed and delivered. NEE Capital and NEE may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, NEE Capital and NEE may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the Junior Subordinated Debentures. In that event, certificates for such Junior Subordinated Debentures will be printed and delivered. If certificates for Junior Subordinated Debentures are printed and delivered,

•	the Junior Subordinated Debentures will be issued in fully registered form without coupons;

•

a holder of certificated Junior Subordinated Debentures would be able to exchange those Junior Subordinated Debentures, without charge, for an equal aggregate principal amount of the Junior Subordinated Debentures of the same series, having the same issue date and with identical terms and provisions; and

•

a holder of certificated Junior Subordinated Debentures would be able to transfer those Junior Subordinated Debentures without cost to another holder, other than for applicable stamp taxes or other governmental charges.

Clearstream, Luxembourg. Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as Commission de Surveillance du Secteur Financier. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Participant, either directly or indirectly.

Distributions with respect to interests in the Junior Subordinated Debentures held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Participants in accordance with its rules and procedures.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (“Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law, which are referred to collectively as the Terms and Conditions. The

Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no records of or relationship with persons holding through Euroclear Participants.

Investors that acquire, hold and transfer interests in the Junior Subordinated Debentures by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records and Clearstream, Luxembourg and Euroclear will credit on their book-entry registration and transfer systems the amount of Junior Subordinated Debentures sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream, Luxembourg or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the Beneficial Owner entered into the transaction.

Title to book-entry interests in the Junior Subordinated Debentures will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Junior Subordinated Debentures may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the Junior Subordinated Debentures may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Junior Subordinated Debentures among Clearstream, Luxembourg and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC’s rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Junior Subordinated Debentures among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time. None of NEE Capital, NEE or the subordinated indenture trustee will have any responsibility for the performance by DTC, Clearstream, Luxembourg and Euroclear or their direct participants or indirect participants under the rules and procedures governing DTC, Clearstream, Luxembourg or Euroclear, as the case may be.

The information in this section concerning DTC and DTC’s book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that NEE Capital and NEE believe to be reliable, but none of NEE Capital, NEE, the underwriters or the subordinated indenture trustee takes any responsibility for the accuracy of this information.

Agreement by Holders of Certain Tax Treatment. Each holder of the Junior Subordinated Debentures will, by accepting the Junior Subordinated Debentures or a beneficial interest therein, be deemed to have agreed that the holder intends that the Junior Subordinated Debentures constitute indebtedness and will treat the Junior Subordinated Debentures as indebtedness for all United States federal, state and local tax purposes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material United States (“U.S.”) federal income tax consequences of the purchase, ownership and disposition of the Junior Subordinated Debentures and sets forth the opinions of Morgan, Lewis & Bockius LLP, special tax counsel to NEE Capital and NEE. This discussion only applies to Junior Subordinated Debentures held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, property held for investment) by holders who purchase the Junior Subordinated Debentures in the initial offering at their “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Junior Subordinated Debentures are sold for money. This discussion does not describe all of the material tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, banks, insurance companies, tax-exempt entities, certain former citizens or residents of the United States, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, partnerships and other pass-through entities (and persons holding Junior Subordinated Debentures through a partnership or other pass-through entity), persons holding Junior Subordinated Debentures as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, holders whose functional currency is not the U.S. dollar, passive foreign investment companies, controlled foreign corporations, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, and corporations that accumulate earnings to avoid U.S. federal income tax. In addition, this discussion does not address the effect of any state, local, foreign or other tax laws or any U.S. federal estate, gift or alternative minimum tax considerations. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that was in existence on August 20, 1996, and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

As used in this prospectus supplement, the term “non-U.S. holder” means a beneficial owner of a Junior Subordinated Debenture that is neither a U.S. holder nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a Junior Subordinated Debenture, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Holders that are partners of partnerships holding a Junior Subordinated Debenture should consult their tax advisors.

Persons considering the purchase of Junior Subordinated Debentures should consult their own tax advisors as to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of Junior Subordinated Debentures in light of their particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Junior Subordinated Debentures. In the opinion of Morgan, Lewis & Bockius LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the Subordinated Indenture and the Junior Subordinated Debentures, and certain assumptions and representations relied upon in rendering the opinion, the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). This opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with this opinion. If the IRS were to successfully challenge the classification of the Junior Subordinated Debentures as indebtedness, interest payments on the Junior Subordinated Debentures would be treated for U.S. federal income tax purposes as dividends to the extent of NEE Capital’s or, potentially, NEE’s current or accumulated earnings and profits. In the case of non-U.S. holders, distributions treated as dividends would be subject to withholding of U.S. income tax, except to the extent otherwise reduced by an applicable income tax treaty or except to the extent effectively connected with a non-U.S. holder’s trade or business in the United States (and, if an income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States), in which case such effectively connected dividends would be subject to U.S. federal income tax on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. NEE Capital and NEE each agree, and by acquiring an interest in a Junior Subordinated Debenture each beneficial owner of a Junior Subordinated Debenture will agree, to treat the Junior Subordinated Debentures as indebtedness for U.S. federal income tax purposes. Holders should consult their own tax advisors regarding the tax consequences that will arise if the Junior Subordinated Debentures are not treated as indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Junior Subordinated Debentures will be respected as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Payments of Interest.

Except as described below, a U.S. holder will be taxed on any stated interest on the Junior Subordinated Debentures at the time that such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount.

Special rules apply with respect to debt instruments that are issued with original issue discount (“OID”). Under applicable Treasury regulations relating to OID, the possibility that stated interest on the Junior Subordinated Debentures might be deferred (see “Certain Terms of the Junior Subordinated Debentures—Option to Defer Interest Payments”) could result in the Junior Subordinated Debentures being treated as issued with OID, unless the likelihood of such deferral is considered remote. NEE Capital believes and intends to take the position that the likelihood of exercising its option to defer payment of stated interest is remote within the meaning of the Treasury regulations in part because the exercise of the option to defer payments of stated interest on the Junior Subordinated Debentures would generally prevent NEE Capital (and NEE) from: (1) declaring or paying any dividend or distribution on NEE Capital’s or NEE’s capital stock; (2) redeeming, purchasing, acquiring or making a liquidation payment with respect to any of NEE Capital’s or NEE’s capital stock;

(3) paying any principal, interest or premium on, or repaying, repurchasing or redeeming any of NEE Capital’s or NEE’s debt securities that are equal or junior in right of payment with the Junior Subordinated Debentures or the Junior Subordinated Guarantee; or (4) making any payments with respect to any NEE Capital or NEE guarantee of debt securities if such guarantee is equal or junior in right of payment to the Junior Subordinated Debentures or the Junior Subordinated Guarantee. Similarly, in certain circumstances (e.g., “Certain Terms of the Junior Subordinated Debentures—Right to Redeem Upon a Rating Agency Event”), NEE Capital may redeem the Junior Subordinated Debentures by paying amounts in excess of stated interest on or principal of the Junior Subordinated Debentures. Such excess payments will not affect the amount of interest income that a U.S. holder recognizes if there is only a remote likelihood that such payments will be made. NEE Capital believes and intends to take the position that the likelihood that it will make any such payments is remote. NEE Capital’s determination regarding the remoteness of these contingencies is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.

In light of the foregoing rules applicable to the Junior Subordinated Debentures and certain market conditions as of the date of original issuance, NEE Capital expects that the Junior Subordinated Debentures will not be issued with OID. Accordingly, except as set forth below, each U.S. holder should include in gross income that holder’s allocable share of interest on the Junior Subordinated Debentures in accordance with that holder’s method of tax accounting.

However, if the IRS successfully challenged NEE Capital’s position regarding the remoteness of the contingencies described above, the Junior Subordinated Debentures could be treated as issued with OID at the time of issuance. Specifically:

•

if the possibility of interest deferral were determined not to be remote, the Junior Subordinated Debentures would be treated as issued with OID and all stated interest on the Junior Subordinated Debentures would be treated as OID; and

•

if payments of stated interest on the Junior Subordinated Debentures are deferred, the Junior Subordinated Debentures may at that time be treated, solely for purposes of determining the amount of OID on the Junior Subordinated Debentures, as having been retired and reissued with OID, and the sum of the remaining interest payments on the Junior Subordinated Debentures would be OID.

In the event the Junior Subordinated Debentures are treated as issued with OID, each U.S. holder would be required to accrue and include OID in taxable income on a constant yield basis before the receipt of the cash attributable to the interest (regardless of that U.S. holder’s method of tax accounting), and actual distributions of stated interest would not be reported as taxable income.

Additionally, if the IRS were to determine that the possibility of excess payments was not remote, the Junior Subordinated Debentures could be treated as “contingent payment debt instruments,” in which case a U.S. holder would be required to accrue interest income on the Junior Subordinated Debentures in excess of stated interest and treat as ordinary income rather than as capital gain any income realized on the taxable disposition of Junior Subordinated Debentures. In the event excess payments are made, the U.S. holder will be required to recognize such amounts as income. The remainder of this discussion assumes that the Junior Subordinated Debentures will not be treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Retirement of the Junior Subordinated Debentures.

Upon the sale, exchange, redemption or retirement of a Junior Subordinated Debenture, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and that U.S. holder’s adjusted tax basis in the Junior Subordinated Debenture. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest not previously included in income, which will constitute ordinary income. If the Junior Subordinated Debentures have not been subject to the OID rules, then a U.S. holder’s adjusted tax basis in the Junior Subordinated

Debentures generally will be its initial purchase price. If the Junior Subordinated Debentures have been subject to the OID rules, then a U.S. holder’s tax basis in a Junior Subordinated Debenture would be increased by any OID previously includible in that U.S. holder’s gross income through the date of disposition and decreased by payments received by that U.S. holder on the Junior Subordinated Debentures in respect of accrued OID. Gain or loss realized on the sale, exchange, redemption or retirement of a Junior Subordinated Debenture will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or retirement the Junior Subordinated Debenture has been held by that U.S. holder for more than one year. A U.S. holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Medicare Tax.

Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of the Junior Subordinated Debentures. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the Junior Subordinated Debentures.

Backup Withholding and Information Reporting.

Information reporting requirements generally apply in connection with payments on the Junior Subordinated Debentures to, and proceeds from a sale or other disposition of Junior Subordinated Debentures by, non-corporate U.S. holders. A U.S. holder will be subject to backup withholding tax on such payments and proceeds if the U.S. holder fails to provide its correct taxpayer identification number to the paying agent in the manner required under U.S. federal income tax law, fails to comply with applicable backup withholding tax rules or does not otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will entitle that U.S. holder to a credit against that U.S. holder’s U.S. federal income tax liability and may entitle that U.S. holder to a refund, provided that the required information is timely and properly furnished to the IRS.

U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

Subject to the discussion below under “Foreign Account Tax Compliance Act” and assuming that the Junior Subordinated Debentures will be treated as indebtedness for U.S. federal income tax purposes, no withholding of U.S. federal income tax will apply to interest paid on a Junior Subordinated Debenture to a non-U.S. holder under the “portfolio interest exemption,” provided that:

•	the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of NEE Capital’s or NEE’s stock entitled to vote;

•	the non-U.S. holder is not a bank acquiring the Junior Subordinated Debentures as an extension of credit entered into in the ordinary course of its trade or business;

•	the non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to NEE Capital or NEE through stock ownership; and

•

the non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such non-U.S. holder is not a United States person (generally by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the Junior Subordinated Debentures (including payments in respect of OID, if any, on the Junior Subordinated Debentures) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable U.S. income tax treaty or (ii) stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States (and, if an applicable U.S. income tax treaty applies, if the non-U.S. holder maintains a permanent establishment within the United States) and the interest is effectively connected with the conduct of that trade or business (and, if an applicable U.S. income tax treaty applies, attributable to that permanent establishment), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if that non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Any gain realized on the disposition of a Junior Subordinated Debenture generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if an applicable U.S. income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

The amount of interest paid on the Junior Subordinated Debentures to non-U.S. holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reflecting income in respect of the Junior Subordinated Debentures may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the Junior Subordinated Debentures or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of Junior Subordinated Debentures to or through a U.S. office of any broker, as long as the holder:

•	has furnished to the payor or broker a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, the non-U.S. holder’s status as a non-U.S. person;

•	has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable Treasury regulations; or

•	otherwise establishes an exemption.

The payment of the proceeds from a sale or other disposition of Junior Subordinated Debentures to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of Junior Subordinated Debentures will be subject to information reporting, but generally not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Foreign Account Tax Compliance Act.

Pursuant to sections 1471 through 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act or “FATCA”) and under associated Treasury regulations and related administrative guidance, a U.S. federal withholding tax at a 30% rate applies to “withholdable payments” received by certain non-U.S. holders, if certain disclosure requirements related to U.S. ownership or accounts are not satisfied (generally by providing a properly executed IRS Form W-8BEN or Form W-8BEN-E, as applicable, or other applicable and/or successor forms). An applicable intergovernmental agreement regarding FATCA between the U.S. and a foreign jurisdiction may modify the rules discussed in this paragraph. For this purpose, “withholdable payments” generally include payments of interest on, and payments of gross proceeds from the sale or other disposition of, the Junior Subordinated Debentures. However, the IRS issued proposed Treasury regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury regulations, NEE Capital and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA to their investment in the Junior Subordinated Debentures. If U.S. federal withholding tax under FATCA, or otherwise, is required on payments made to any holder of Junior Subordinated Debentures, such withheld amount will be paid to the IRS. That payment, if made, will be treated as a payment of cash to the holder of the Junior Subordinated Debentures with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective investors should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Junior Subordinated Debentures, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

The information in this section supplements the information in the “Plan of Distribution” section beginning on page 48 of the accompanying prospectus. Please read these two sections together.

NEE Capital is selling the Junior Subordinated Debentures to the underwriters named in the table below pursuant to an underwriting agreement between NEE Capital, NEE and the underwriters named below, for whom BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”). Subject to certain conditions, NEE Capital has agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase, the principal amount of the Junior Subordinated Debentures set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of Junior Subordinated Debentures
BofA Securities, Inc.	$127,500,000
J.P. Morgan Securities LLC	127,500,000
Morgan Stanley & Co. LLC	127,500,000
RBC Capital Markets, LLC	127,500,000
Wells Fargo Securities, LLC	127,500,000
BMO Capital Markets Corp.	42,500,000
Capital One Securities, Inc.	42,500,000
CIBC World Markets Corp.	42,500,000
PNC Capital Markets LLC	42,500,000
DNB Markets, Inc.	14,167,000
HSBC Securities (USA) Inc.	14,167,000
ING Financial Markets LLC	14,166,000

Total	$850,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the Junior Subordinated Debentures when and if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will sell the Junior Subordinated Debentures to the public when and if the underwriters buy the Junior Subordinated Debentures from NEE Capital.

NEE Capital will compensate the underwriters by selling the Junior Subordinated Debentures to them at a price that is less than the price to public set forth in the table below by the amount of the “Underwriting Discount” set forth in the table below. The underwriters will sell the Junior Subordinated Debentures to the public at the price to public set forth in the table below and may sell the Junior Subordinated Debentures to certain dealers at a price that represents a concession not in excess of $0.50 per Junior Subordinated Debenture under the price to public; provided that the concession will be $0.15 per Junior Subordinated Debenture for sales to institutions. Any underwriter may allow, and the dealers may reallow, a concession not in excess of $0.45 per Junior Subordinated Debenture to other underwriters or to other dealers, provided that there will be no concession with respect to sales to institutions.

The following table shows the public offering price, underwriting discount to be paid to the underwriters and proceeds, before expenses, to NEE Capital. The information assumes either no exercise or full exercise by the underwriters of their option, discussed above, to purchase additional Junior Subordinated Debentures.

	Without Option	With Option
Price to Public	$850,000,000.00	$977,500,000.00
Underwriting Discount (1)	$18,303,731.25	$22,319,981.25
Proceeds to NEE Capital (before expenses) (1)	$831,696,268.75	$955,180,018.75

(1)

As a result of sales to institutions with respect to $394,012,500 principal amount of the Junior Subordinated Debentures, the underwriting discount decreased, and the total proceeds to NEE Capital increased by $8,471,268.75, which total proceeds are reflected in the table above.

An underwriter may reject any or all offers for the Junior Subordinated Debentures. After the initial public offering of the Junior Subordinated Debentures, the underwriters may change the offering price and other selling terms of the Junior Subordinated Debentures.

Overallotment Option

NEE Capital has granted the underwriters an option to purchase up to an additional $127,500,000 principal amount of the Junior Subordinated Debentures in order to cover over-allotments, if any. If the option is exercised, any such Junior Subordinated Debentures are expected to be delivered on or about the same date set forth on the cover of this prospectus supplement. To the extent that the underwriters exercise this option, the underwriters are obligated to severally purchase the Junior Subordinated Debentures covered by the over-allotment option in approximately the same proportion as the proportions of the principal amount of the Junior Subordinated Debentures indicated in the underwriting table above.

No Sale of Similar Securities

NEE Capital has agreed, for a period of 15 days from the date of this prospectus supplement, to not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, grant any option for the sale of, or otherwise dispose of any Junior Subordinated Debentures, any security convertible into, exchangeable into or exercisable for the Junior Subordinated Debentures or any subordinated debt securities substantially similar to the Junior Subordinated Debentures (except for Junior Subordinated Debentures issued pursuant to the underwriting agreement described in this “Underwriting” section) in an offering registered pursuant to the Securities Act of 1933. For avoidance of doubt, this agreement does not apply to (i) Senior Indebtedness of NEE Capital, (ii) NEE Capital’s commercial paper or other debt securities with scheduled maturities of less than one year or (iii) any securities that may be issued by NEE or any of its subsidiaries other than NEE Capital.

New Issue

The Junior Subordinated Debentures are a new issue of securities with no established trading market. NEE Capital intends to apply to list the Junior Subordinated Debentures on the New York Stock Exchange, and, if approved for listing, trading of the Junior Subordinated Debentures on the New York Stock Exchange is expected to commence within a 30-day period after the Junior Subordinated Debentures are first issued. The underwriters have advised NEE Capital that they intend to make a market in the Junior Subordinated Debentures prior to the commencement of trading on the New York Stock Exchange but are not obligated to do so and may discontinue such market-making activities at any time without notice. NEE Capital cannot give any assurance as to the maintenance of any trading market for, or the liquidity of, the Junior Subordinated Debentures.

Price Stabilization and Short Positions

In connection with the offering, the Representatives, on behalf of the underwriters, may purchase and sell the Junior Subordinated Debentures in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of the Junior Subordinated Debentures in excess of the principal amount of the Junior Subordinated Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Junior Subordinated Debentures in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Junior Subordinated Debentures made for the purpose of preventing or retarding a decline in the market price of the Junior Subordinated Debentures while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when any of the Representatives, in covering syndicate short positions or making stabilizing purchases, repurchases the Junior Subordinated Debentures originally sold by that syndicate member.

Any of these activities may cause the price of the Junior Subordinated Debentures to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Selling Restrictions

General

The Junior Subordinated Debentures are being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.

Canada

The Junior Subordinated Debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Junior Subordinated Debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Junior Subordinated Debentures to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (as amended, the “Prospectus Regulation”) and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Junior Subordinated Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Junior Subordinated Debentures. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Junior Subordinated Debentures or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Junior Subordinated Debentures or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

Prohibition of Sales to UK Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Junior Subordinated Debentures to any retail investor in the United Kingdom (the “UK”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Junior Subordinated Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Junior Subordinated Debentures. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Junior Subordinated Debentures or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Junior Subordinated Debentures or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Other Regulatory Restrictions

In the United Kingdom, this offering document is only being distributed to and is only directed at persons (i) who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Financial Promotion Order”) or (ii) who fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) who are persons to whom this offering document may otherwise lawfully be communicated without the need for such document to be approved, made or directed by an “authorised person” (as defined by Section 31(2) of the FSMA) under Section 21 of the FSMA (all such persons together being referred to as “relevant persons”).

In the United Kingdom, any investment or investment activity to which this offering document relates, including the Junior Subordinated Debentures, is available only to relevant persons and will be engaged in only with relevant persons. In the United Kingdom, this offering document must not be acted on or relied on by persons who are not relevant persons.

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) received by it in connection with the issue or sale of the Junior Subordinated Debentures in circumstances in which Section 21(1) of the FSMA does not apply to NEE Capital or NEE; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Junior Subordinated Debentures in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter has represented and agreed that the Junior Subordinated Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Junior Subordinated Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Junior Subordinated Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Junior Subordinated Debentures have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and accordingly, each underwriter has represented and agreed that it will not offer or sell any Junior Subordinated Debentures, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and governmental guidelines of Japan in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Junior Subordinated Debentures may not be circulated or distributed, nor may the Junior Subordinated Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Junior Subordinated Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Junior Subordinated Debentures under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Switzerland

The Junior Subordinated Debentures may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Junior Subordinated Debentures to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Junior Subordinated Debentures constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Junior Subordinated Debentures may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The Junior Subordinated Debentures have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Junior Subordinated Debentures in Taiwan.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Junior Subordinated Debentures have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

Expenses and Indemnification

NEE Capital estimates that its expenses in connection with the sale of the Junior Subordinated Debentures, other than underwriting discounts, will be approximately $1.0 million. This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses.

NEE Capital and NEE have agreed to indemnify the several underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

Certain Relationships

The underwriters and their respective affiliates may engage in transactions with, and may perform services for, NEE, its subsidiaries (including NEE Capital) and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with NEE, its subsidiaries and its affiliates.

Conflicts of Interest

Certain of the underwriters or their affiliates may hold a portion of the indebtedness that NEE Capital expects to repay with the net proceeds from the sale of the Junior Subordinated Debentures. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds from the sale of the Junior Subordinated Debentures, and, in that case, such underwriter would be deemed to have a “conflict of interest” within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Junior Subordinated Debentures in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, the underwriter would not be permitted to confirm a sale of a Junior Subordinated Debenture in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Use of Proceeds.”

Settlement

It is expected that delivery of the Junior Subordinated Debentures will be made against payment therefor on or about May 15, 2025, which will be the third business day following the date of pricing of the Junior Subordinated Debentures. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, by virtue of the fact that the Junior Subordinated Debentures initially will settle in T+3, purchasers who wish to trade the Junior Subordinated Debentures on the date of pricing of the Junior Subordinated Debentures or on the next succeeding business day should specify an extended settlement cycle at the time they enter into any such trade to prevent failed settlement and should consult their own advisors.

PROSPECTUS

NextEra Energy, Inc.

Common Stock, Preferred Stock, Depositary Shares, Stock Purchase Contracts,

Stock Purchase Units, Warrants, Senior Debt Securities,

Subordinated Debt Securities and Junior Subordinated Debentures

NextEra Energy Capital Holdings, Inc.

Preferred Stock, Depositary Shares, Senior Debt Securities,

Subordinated Debt Securities and Junior Subordinated Debentures

Guaranteed as described in this prospectus by

NextEra Energy, Inc.

NextEra Energy, Inc. (“NEE”) and/or NextEra Energy Capital Holdings, Inc. (“NEE Capital”) may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

NEE and/or NEE Capital will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

NEE’s common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

NEE and/or NEE Capital may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 48 of this prospectus also provides more information on this topic.

See “Risk Factors” on page 2 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

NEE’s and NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 22, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that NEE, NEE Capital, and Florida Power & Light Company (“FPL”) have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.

Under this shelf registration process, NEE and/or NEE Capital may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of NEE or NEE Capital, as the case may be. NEE may offer any of the following securities: common stock, preferred stock, depositary shares, stock purchase contracts, stock purchase units, warrants to purchase common stock, preferred stock or depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures and guarantees related to the preferred stock, depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures that NEE Capital may offer. NEE Capital may offer any of the following securities: preferred stock, depositary shares, senior debt securities, subordinated debt securities and junior subordinated debentures.

This prospectus provides you with a general description of the securities that NEE and/or NEE Capital may offer. Each time NEE and/or NEE Capital sells securities, NEE and/or NEE Capital will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

For more detailed information about the securities, please read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference from earlier SEC filings listed in the registration statement.

RISK FACTORS

Before purchasing the securities, investors should carefully consider the risk factors described in NEE’s annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a related prospectus supplement in order to evaluate an investment in the securities.

NEE

NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through its wholly owned subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC and NextEra Energy Transmission, LLC (collectively “NEER”). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER currently owns, develops, constructs, manages and operates electric generation facilities in wholesale energy markets in the U.S. and Canada. NEER produces the majority of its electricity from clean and renewable sources, including wind and solar. In addition, NEER develops and constructs battery storage projects and also owns, develops, constructs and operates rate-regulated transmission facilities in North America, and transmission lines that connect its electric generation facilities to the electric grid. NEER also engages in energy-related commodity marketing and trading activities and participates in natural gas, natural gas liquids and oil production and in pipeline infrastructure, construction, management and operations.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE CAPITAL

NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than FPL and FPL’s subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.

NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, NEE and NEE Capital will each add the net proceeds from the sale of its securities to its respective general funds. NEE uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to repay, redeem or repurchase outstanding debt or equity issued by its subsidiaries. NEE Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding debt. NEE and NEE Capital may each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

WHERE YOU CAN FIND MORE INFORMATION

NEE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by NEE with the SEC. The SEC maintains an internet website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including NEE. NEE also maintains an internet website (www.nexteraenergy.com). Information on NEE’s internet website or any of its subsidiaries’ internet websites is not a part of this prospectus.

NEE Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. NEE includes summarized financial information relating to NEE Capital in some of its reports filed with the SEC.

INCORPORATION BY REFERENCE

The SEC allows NEE and NEE Capital to “incorporate by reference” information that NEE files with the SEC, which means that NEE and NEE Capital may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. NEE and NEE Capital are incorporating by reference the documents listed below and any future filings NEE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until NEE and/or NEE Capital sell all of the securities covered by the registration statement:

(1)	NEE’s Annual Report on Form 10-K for the year ended December 31, 2023,

(2)	NEE’s Current Reports on Form 8-K filed with the SEC on January 31, 2024, February 28, 2024, March 1, 2024, March 4, 2024 and March 7, 2024, and

(3)

the description of the NEE common stock contained in Exhibit 4(kkk) to NEE’s Annual Report on Form 10-K for the year ended December 31, 2023, and including any further amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Thomas P. Giblin, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. NEE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, NEE and NEE Capital are herein filing cautionary statements identifying important factors that could cause NEE’s and NEE Capital’s actual results to differ materially from those projected in forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, made by or on behalf of NEE and NEE Capital in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as “may result,” “are expected to,” “will continue,” “is anticipated,” “believe,” “will,” “could,” “should,” “would,” “estimated,” “may,” “plan,” “potential,” “future,” “projection,” “goals,” “target,” “outlook,” “predict,” and “intend” or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors discussed in NEE’s reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on NEE’s and NEE Capital’s operations and financial results, and could cause NEE’s and/or NEE Capital’s actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of NEE or NEE Capital.

Any forward-looking statement speaks only as of the date on which such statement is made, and NEE and NEE Capital undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones NEE or NEE Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair NEE’s and NEE Capital’s businesses in the future.

DESCRIPTION OF NEE COMMON STOCK

The following summary description of the terms of the common stock of NEE is not intended to be complete. The description is qualified in its entirety by reference to the provisions of NEE’s Restated Articles of Incorporation, as currently in effect (“NEE’s Charter”), and Amended and Restated Bylaws, as currently in effect (“NEE’s Bylaws”), and the other documents described below. Each of NEE’s Charter and NEE’s Bylaws and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act, or “Florida Act,” and other applicable laws.

Authorized and Outstanding Capital Stock

NEE’s Charter authorizes it to issue 3,300,000,000 shares of capital stock, each with a par value of $.01, consisting of:

•	3,200,000,000 shares of common stock, and

•	100,000,000 shares of preferred stock.

As of January 31, 2024, there were 2,052,429,154 shares of common stock and no shares of preferred stock outstanding.

Common Stock Terms

Voting Rights. In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of NEE’s shareholders. The holders of common stock do not have cumulative voting rights.

In general, if a quorum exists at a meeting of NEE’s shareholders, unless a greater or different vote is required by the Florida Act, NEE’s Charter or NEE’s Bylaws, or by action of the board of directors, (1) on all matters other than the election of directors, action on such matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, (2) in an uncontested director election, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election, and (3) in a contested director election, which is an election in which the number of persons considered for election to the board of directors exceeds the total number of directors to be elected, a nominee for director will be elected by a plurality of the votes cast. Other voting rights of shareholders are described below under “—Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws.”

Dividend Rights. The holders of common stock are entitled to participate on an equal per share basis in any dividends declared on the common stock by NEE’s board of directors out of funds legally available for dividend payments.

The declaration and payment of dividends on the common stock is within the sole discretion of NEE’s board of directors. NEE’s Charter does not limit the dividends that may be paid on the common stock.

The ability of NEE to pay dividends on the common stock is currently subject to, and in the future may be limited by:

•	various risks which affect the businesses of FPL and NEE’s other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NEE, and

•	various contractual restrictions applicable to NEE and some of its subsidiaries, including those described below.

FPL is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as mortgage trustee, as amended and supplemented from time to time (the “FPL Mortgage”), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the FPL Mortgage could restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. As of December 31, 2023, no retained earnings were restricted by these provisions of the FPL Mortgage.

Other contractual restrictions on the dividend-paying ability of NEE and its subsidiaries are contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. As of the date of this prospectus, NEE Capital has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL was to issue equity units, junior subordinated debentures or other securities having similar provisions and was to exercise any such right to defer the payment of interest or other payments on such securities, or if there was to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

In addition, the right of the holders of NEE’s common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NEE preferred stock that may be issued in the future, and the right of the holders (including NEE) of FPL or NEE Capital, as the case may be, common stock or preferred stock, as the case may be, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL or NEE Capital, as the case may be, preferred stock that may be issued in the future.

Liquidation Rights. If there is a liquidation, dissolution or winding up of NEE, the holders of common stock are entitled to share equally and ratably in any assets remaining after NEE has paid, or provided for the payment of, all of its debts and other liabilities, and after NEE has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

Other Rights. The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws

NEE’s Charter and NEE’s Bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NEE’s board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of common stock.

NEE’s Charter Provisions. Among NEE’s Charter provisions that could have an anti-takeover effect are those that:

•	provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors,

•	prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders,

•

limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or the secretary, a majority of the board of directors or the holders of 20% of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting,

•

require any action by shareholders to amend or repeal NEE’s Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, and

•

require the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE’s Charter, including the foregoing provisions.

NEE’s Bylaw Provisions. NEE’s Bylaws contain some of the foregoing provisions contained in NEE’s Charter. NEE’s Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE’s Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year’s annual meeting. NEE’s Bylaws also require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.

Preferred Stock. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NEE’s board of directors may authorize for issuance from time to time. NEE’s board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. In that regard, NEE’s Charter authorizes NEE’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of common stock and could discourage any attempt to effect a change in control of NEE, even if such a transaction would be beneficial to the interests of holders of common stock. See the description of NEE’s Preferred Stock in “Description of NEE Preferred Stock.”

Restrictions on Affiliated and Control Share Transactions under Florida Act

Affiliated Transactions. As a Florida corporation, NEE is subject to the Florida Act, which provides that a Florida corporation generally may not engage in an “affiliated transaction” with an “interested shareholder,” as those terms are defined in the statute, for three years following the date a shareholder becomes an “interested shareholder,” unless:

•

prior to the time that such shareholder became an interested shareholder, the board of directors approved either the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder,

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85 percent of the voting shares of the corporation outstanding at the time the transaction commenced, subject to certain exclusions, or

•

at or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.

The Florida Act generally defines an “interested shareholder” as any person who is the beneficial owner of more than 15% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

•	mergers and consolidations to which the corporation and the interested shareholder are parties,

•

sales or certain other dispositions of assets representing 10% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder,

•	generally, issuances by the corporation of 10% or more of the aggregate fair market value of its outstanding shares to the interested shareholder,

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder,

•

any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 10% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder, and

•	the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The voting requirements above will not apply if, among other things, subject to specified qualifications:

•	the transaction has been approved by a majority of the corporation’s disinterested directors,

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least three years preceding the transaction,

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares, or

•	specified fair price and procedural requirements are satisfied.

Control-Share Acquisitions. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

•	one-fifth or more, but less than one-third, of all voting power of the corporation,

•	one-third or more, but less than a majority, of all voting power of the corporation, or

•	a majority or more of all voting power of the corporation.

The statute does not apply if, among other things, the acquisition:

•	is approved by the corporation’s board of directors before the acquisition, or

•	is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation’s articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NEE’s Charter and NEE’s Bylaws do not contain such provisions.

Indemnification

Florida law generally provides that a Florida corporation, such as NEE, may indemnify its directors and officers against liabilities and expenses they may incur. Florida law also limits the liability of directors to NEE and other persons. NEE’s Bylaws contain provisions requiring NEE to indemnify its directors, officers, employees and agents under specified conditions. In addition, NEE carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Shareholder Access

NEE’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years 3% or more of NEE’s outstanding common stock (an “eligible shareholder”) to nominate and include in NEE’s annual meeting proxy materials director candidates to occupy (together with any nominees of other eligible shareholders) up to two or 20% of the number of directors in office (whichever is greater), provided that such eligible shareholder satisfies the requirements set forth in NEE’s Bylaws. Those requirements generally include receipt by NEE’s secretary of written notice from an eligible shareholder of the nomination not earlier than 150 days or later than 120 days before the first anniversary of the mailing of NEE’s proxy materials for the most recent annual meeting. For the eligible shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

The common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

DESCRIPTION OF NEE PREFERRED STOCK

General. The following statements describing NEE’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s Charter and NEE’s Bylaws. You should read this summary together with the articles of amendment to NEE’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Preferred Stock. NEE may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series, if any,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of NEE and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate NEE to repurchase, redeem or retire the series of preferred stock,

(7)

the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of NEE’s Charter.

In some cases, the issuance of preferred stock could make it difficult for another company to acquire NEE and make it harder to remove current management. See also “Description of NEE Common Stock.”

There are contractual restrictions on the dividend-paying ability of NEE and its subsidiaries contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. As of the date of this prospectus, NEE Capital has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures, NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the preferred stock (and NEE Capital would not be able to pay dividends to NEE or any other holder of its common stock if it defers interest on its junior subordinated debentures) during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL was to issue equity units, junior subordinated debentures or other securities having similar provisions and was to exercise any such right to defer the payment of interest or other payments on such securities, or if there was to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

DESCRIPTION OF NEE DEPOSITARY SHARES

NEE may issue depositary shares representing fractional interests in shares of NEE preferred stock of any series. In connection with the issuance of any depositary shares, NEE will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Following the issuance of the security related to the depositary shares, NEE will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

The terms of any depositary shares being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

NEE may issue stock purchase contracts, including contracts that obligate holders to purchase from NEE, and NEE to sell to these holders, a specified number of shares of common stock or preferred stock or depositary shares at a future date or dates. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of NEE Capital, debt securities of NEE, or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require NEE to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

The terms of any stock purchase contracts or stock purchase units being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE WARRANTS

NEE may issue warrants to purchase common stock, preferred stock or depositary shares. The terms of any such warrants being offered and any related warrant agreement between NEE and a warrant agent will be described in a prospectus supplement.

DESCRIPTION OF NEE SENIOR DEBT SECURITIES

NEE may issue its senior debt securities, in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE SUBORDINATED DEBT SECURITIES

NEE may issue its subordinated debt securities (other than the NEE Junior Subordinated Debentures (as defined below under “Description of NEE Junior Subordinated Debentures”)), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE JUNIOR SUBORDINATED DEBENTURES

NEE may issue its junior subordinated debentures (the “NEE Junior Subordinated Debentures”), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered junior subordinated debentures and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL PREFERRED STOCK

General. The following statements describing NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE Capital’s Articles of Incorporation, as currently in effect (“NEE Capital’s Charter”), and NEE Capital’s bylaws, as currently in effect. You should read this summary together with the articles of amendment to NEE Capital’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Capital Preferred Stock. NEE Capital may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. The NEE Capital preferred stock will be guaranteed by NEE as described under “Description of NEE Guarantee of NEE Capital Preferred Stock.” No shares of preferred stock are presently outstanding.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE Capital’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of NEE Capital and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate NEE Capital to repurchase, redeem or retire the series of preferred stock,

(7)

the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of NEE Capital’s Charter.

There are contractual restrictions on the dividend-paying ability of NEE Capital contained in outstanding financing arrangements, and similar or other restrictions may be included in future financing arrangements. As of the date of this prospectus, NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. NEE Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE Capital might issue other securities in the future containing similar or other restrictions on NEE Capital’s ability to pay dividends to any holder of its preferred stock.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL PREFERRED STOCK

The following statements describing NEE’s guarantee of NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s guarantee agreement relating to NEE Capital’s preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances limit the ability of FPL to pay dividends to NEE. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.

NEE will absolutely, irrevocably and unconditionally guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that NEE Capital may have or assert. NEE’s guarantee of NEE Capital’s preferred stock will be an unsecured obligation of NEE and will rank (1) subordinate and junior in right of payment to all other liabilities of NEE (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by NEE and with any other guarantee that may be entered into by NEE in respect of any preferred or preference stock of any affiliate of NEE, and (3) senior to NEE’s common stock. The terms of NEE’s guarantee of NEE Capital’s preferred stock will be described in a prospectus supplement.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the NEE guarantee of NEE Capital preferred stock or to make any funds available for such payment. Therefore, the NEE guarantee of NEE Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE guarantee of NEE Capital preferred stock. NEE’s guarantee of NEE Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

DESCRIPTION OF NEE CAPITAL DEPOSITARY SHARES

NEE Capital may issue depositary shares representing fractional interests in shares of NEE Capital preferred stock of any series. In connection with the issuance of any depositary shares, NEE Capital will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Following the issuance of the security related to the depositary shares, NEE Capital will deposit the shares of its preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, exchange, redemption, sinking fund, subscription and liquidation rights).

The terms of any depositary shares being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL DEPOSITARY SHARES

NEE may guarantee any NEE Capital depositary shares. The terms of any such guarantee and the guarantee agreement would be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL SENIOR DEBT SECURITIES

General. NEE Capital may issue its senior debt securities, in one or more series, under an Indenture, dated as of June 1, 1999, between NEE Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.” The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the “Indenture Trustee.” The senior debt securities of NEE Capital offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the “Offered Senior Debt Securities.”

The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by NEE Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of NEE Capital issued previously or hereafter under the Indenture are collectively referred to in this prospectus as the “Senior Debt Securities.”

This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer’s certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer’s certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional Offered Senior Debt Securities will be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

Each series of Offered Senior Debt Securities may have different terms. NEE Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in a prospectus supplement relating to that specific series of Offered Senior Debt Securities:

(1)	the title of those Offered Senior Debt Securities,

(2)	any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

(3)	the date(s) on which the principal of those Offered Senior Debt Securities will be paid,

(4)

the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)

the person to whom interest will be paid on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

(6)

the place(s) at which or methods by which payments will be made on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon NEE Capital,

(7)	the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

(8)

any date(s) on which, the price(s) at which and the terms and conditions upon which those Offered Senior Debt Securities may be redeemed at the option of NEE Capital, in whole or in part, and any restrictions on those redemptions,

(9)

any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate NEE Capital to repurchase or redeem those Offered Senior Debt Securities,

(10)	the denominations in which those Offered Senior Debt Securities may be issued, if other than denominations of $1,000 and any integral multiple of $1,000,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those Offered Senior Debt Securities may be paid (if other than in U.S. dollars),

(12)

if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

(13)

if the principal of or premium, if any, or interest on those Offered Senior Debt Securities are payable in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)

if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

(15)

the portion of the principal amount of those Offered Senior Debt Securities that will be paid upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

(16)

events of default, if any, with respect to those Offered Senior Debt Securities and covenants of NEE Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

(17)	the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)	a definition of “Eligible Obligations” under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

(19)	any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

(20)	if those Offered Senior Debt Securities will be issued in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

(21)	if those Offered Senior Debt Securities will be issued as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

(22)

any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

(24)

other than the Guarantee described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

(25)	any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

NEE Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Security and Ranking. The Offered Senior Debt Securities will be unsecured obligations of NEE Capital. The Indenture does not limit NEE Capital’s ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that NEE Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to NEE Capital’s Subordinated Debt Securities and NEE Capital’s Junior Subordinated Debentures. The Indenture does not limit NEE Capital’s ability to issue other unsecured debt.

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

(1)

as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital proposes to pay the defaulted interest, or

(2)

in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is practicable. (Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before notice is to be given identifying the Offered Senior Debt Securities selected to be redeemed. (Indenture, Section 305).

Defeasance. NEE Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, NEE Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

(1)

money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

(a)

direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)

certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(3)

a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

Limitation on Liens. So long as any Senior Debt Securities remain outstanding, NEE Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, unless NEE Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

(1)	any lien on capital stock created at the time NEE Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

(2)

any lien on capital stock existing at the time NEE Capital acquires that capital stock (whether or not NEE Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

(3)	any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

(a)

the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

(b)	the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

(4)	any lien arising in connection with court proceedings; provided that, either

(a)

the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

(b)	the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

(c)

so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

Liens on any shares of the capital stock of any of NEE Capital’s majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as “Restricted Liens.” The foregoing limitation does not apply to the extent that NEE Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of NEE Capital secured by Restricted Liens, does not at the time exceed 5% of NEE Capital’s Consolidated Capitalization. (Indenture, Section 608).

For this purpose, “Consolidated Capitalization” means the sum of:

(1)	Consolidated Shareholders’ Equity,

(2)	Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year), and, without duplication,

(3)	any preference or preferred stock of NEE Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Shareholders’ Equity” as used above means the total assets of NEE Capital and its Consolidated Subsidiaries less all liabilities of NEE Capital and its Consolidated Subsidiaries. As used in this definition, the term “liabilities” means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

(1)

indebtedness secured by property of NEE Capital or any of its Consolidated Subsidiaries whether or not NEE Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that NEE Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of NEE Capital or such Consolidated Subsidiary on such balance sheet,

(2)	deferred liabilities, and

(3)	indebtedness of NEE Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of NEE Capital or such Consolidated Subsidiary.

As used in this definition, “liabilities” includes preference or preferred stock of NEE Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Indebtedness” means total indebtedness as shown on the consolidated balance sheet of NEE Capital and its Consolidated Subsidiaries.

The term “Consolidated Subsidiary,” means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of NEE Capital in NEE Capital’s consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

The foregoing limitation does not limit in any manner the ability of:

(1)	NEE Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

(2)	NEE Capital or NEE to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

(3)	NEE to place liens on any of its assets, or

(4)	any of the direct or indirect subsidiaries of NEE Capital or NEE (other than NEE Capital) to place liens on any of their assets.

Redemption. The redemption terms of the Offered Senior Debt Securities, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to Offered Senior Debt Securities redeemable at the option of the holder, Offered Senior Debt Securities will be redeemable upon notice between 30 and 60 days prior to the redemption date. NEE Capital has reserved the right to amend the Indenture without any consent, vote or other action of the holders of any Senior Debt Securities issued under the Indenture after December 1, 2021, including the Offered Senior Debt Securities, to provide that notice of any redemption shall be given in the manner provided in the Indenture to the holders of the Senior Debt Securities to be redeemed not less than 10 nor more than 60 days prior to the redemption date. If less than all of the Offered Senior Debt Securities of any series or any tranche thereof are to be redeemed, the Security Registrar will select the Offered Senior Debt Securities to be redeemed. In the absence of any provision for selection, the Security Registrar will choose such method of selection as it deems fair and appropriate. (Indenture, Sections 403 and 404).

Offered Senior Debt Securities selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the Offered Senior Debt Securities are surrendered for redemption. (Indenture, Section 405). Except as stated in the related prospectus supplement, on the redemption date NEE Capital will pay interest on the Offered Senior Debt Securities being redeemed to the person to whom it pays the redemption price. If only part of an Offered Senior Debt Security is redeemed, the Indenture Trustee will deliver a new Offered Senior Debt Security of the same series for the remaining portion without charge. (Indenture, Section 406).

Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received. (Indenture, Section 404).

Purchase of the Offered Senior Debt Securities. NEE Capital or its affiliates, may at any time and from time to time, purchase all or some of the Offered Senior Debt Securities at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Consolidation, Merger, and Sale of Assets. Under the Indenture, NEE Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by that consolidation, or the entity into which NEE Capital is merged, or the entity that acquires or leases NEE Capital’s properties and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s obligations on all Senior Debt Securities and under the Indenture,

(2)

immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

(3)	NEE Capital delivers an officer’s certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

The Indenture does not restrict NEE Capital in a merger in which NEE Capital is the surviving entity.

Events of Default. Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

(1)	failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

(2)	failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

(3)

failure to perform, or breach of, any other covenant or warranty in the Indenture, other than a covenant or warranty that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) NEE Capital receives written notice of such failure to comply from the Indenture Trustee or (ii) NEE Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital, or

(5)	any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

Remedies. If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. (Indenture, Section 802). However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a Senior Debt Security is defined as a “Discount Security” in the Indenture.

If an event of default is applicable to all outstanding Senior Debt Securities, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	NEE Capital pays or deposits with the Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest on all Senior Debt Securities of that series,

(b)	the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Indenture Trustee under the Indenture, and

(2)	any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners of the Senior Debt Securities, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Indenture Trustee’s sole discretion, be adequate, and the Indenture Trustee may take any other action that it deems proper and not inconsistent with such direction. (Indenture, Section 812).

A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

(1)	that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

(2)

the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Indenture Trustee against related costs, expenses and liabilities,

(3)	the Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)

no direction inconsistent with that request was given to the Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class. (Indenture, Section 807).

NEE Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of Senior Debt Securities, NEE Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

(1)

to provide for the assumption by any permitted successor to NEE Capital of NEE Capital’s obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital’s properties and assets substantially as an entirety,

(2)	to add covenants of NEE Capital or to surrender any right or power conferred upon NEE Capital by the Indenture,

(3)	to add any additional events of default,

(4)

to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

(b)	when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

(5)	to provide collateral security for all but not a part of the Senior Debt Securities,

(6)	to create the form or terms of Senior Debt Securities of any other series or tranche,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)

to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

(b)	all, or any series or tranche of, Senior Debt Securities may be surrendered for registration, transfer, or exchange, and

(c)	notices and demands to or upon NEE Capital in respect of Senior Debt Securities and the Indenture may be served, or

(11)

to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by NEE Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)	change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

(2)

reduce any Senior Debt Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

(3)	reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

(4)	change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

(5)

impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

(6)

reduce the percentage in principal amount of the outstanding Senior Debt Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

(7)	reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

(8)

modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by NEE Capital or any other obligor upon the Senior Debt Securities or any affiliate of NEE Capital or of that other obligor (unless NEE Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

If NEE Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, NEE Capital may, at its option, fix in advance a record date for determining the registered owners of Senior Debt

Securities entitled to take that action, but NEE Capital will not be obligated to do so. If NEE Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or NEE Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to NEE Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and NEE Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a trustee under the Indenture appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

(1)	no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

(2)

NEE Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

Notices. Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

Title. NEE Capital, the Indenture Trustee, and any agent of NEE Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

Governing Law. The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

DESCRIPTION OF NEE GUARANTEE OF

NEE CAPITAL SENIOR DEBT SECURITIES

General. This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between NEE, as guarantor, and The Bank of New York Mellon, as guarantee trustee, referred to in this prospectus as the “Guarantee Trustee.” The Guarantee Agreement, referred to in this prospectus as the “Guarantee Agreement,” was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

Under the Guarantee Agreement, NEE absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration, redemption or stated maturity), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the “Guarantee.” NEE is only required to make these payments if NEE Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, NEE has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against NEE Capital prior to bringing suit against NEE. (Guarantee Agreement, Section 5.06).

The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against NEE to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving NEE.

Security and Ranking. The Guarantee is an unsecured obligation of NEE and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of NEE. There is no limit on the amount of other indebtedness, including guarantees, that NEE may incur or issue.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur.

Events of Default. An event of default under the Guarantee Agreement will occur upon the failure of NEE to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01).

The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

(1)	direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

(2)	direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join NEE in any lawsuit commenced by that person or entity against NEE Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against NEE in that lawsuit, or in any independent lawsuit against NEE, without first asserting, prosecuting or exhausting any remedy or claim against NEE Capital. (Guarantee Agreement, Section 5.06).

NEE is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

Modification. NEE and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

Termination of the Guarantee Agreement. The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

Governing Law. The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF NEE CAPITAL SUBORDINATED DEBT SECURITIES

AND NEE SUBORDINATED GUARANTEE

NEE Capital may issue its subordinated debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined above under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee”)), in one or more series, under one or more indentures between NEE Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including NEE’s guarantee of NEE Capital’s payment obligations under such subordinated debt securities, and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL

JUNIOR SUBORDINATED DEBENTURES AND

NEE JUNIOR SUBORDINATED GUARANTEE

General. NEE Capital may issue its junior subordinated debentures in one or more series, under an Indenture, dated as of September 1, 2006, among NEE Capital, NEE and The Bank of New York Mellon, as trustee, or another subordinated indenture among NEE Capital, NEE and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which NEE Capital Junior Subordinated Debentures may be issued, as they may be amended and supplemented from time to time, are referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture.” The Bank of New York Mellon, as trustee under the NEE Capital Junior Subordinated Indenture, is referred to in this prospectus as the “Junior Subordinated Indenture Trustee.” The junior subordinated debentures of NEE Capital offered pursuant to this prospectus and any applicable prospectus supplement are referred to as the “NEE Capital Junior Subordinated Debentures.”

The NEE Capital Junior Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The NEE Capital Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the NEE Capital Junior Subordinated Indenture are collectively referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture Securities.”

This section briefly summarizes some of the terms of the NEE Capital Junior Subordinated Debentures, NEE’s junior subordinated guarantee of the NEE Capital Junior Subordinated Debentures (the “Junior Subordinated Guarantee”), and some of the provisions of the NEE Capital Junior Subordinated Indenture. This summary does not contain a complete description of the NEE Capital Junior Subordinated Debentures, the Junior Subordinated Guarantee or the NEE Capital Junior Subordinated Indenture. You should read this summary together with the NEE Capital Junior Subordinated Indenture and the officer’s certificates or other documents creating the NEE Capital Junior Subordinated Debentures and the Junior Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The NEE Capital Junior Subordinated Indenture which includes the Junior Subordinated Guarantee, the form of officer’s certificate that may be used to create a series of NEE Capital Junior Subordinated Debentures and a form of the NEE Capital Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, each NEE Capital Junior Subordinated Indenture is or will be qualified under the Trust Indenture Act of 1939 and therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All NEE Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional NEE Capital Junior Subordinated Debentures of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued NEE Capital Junior Subordinated Debentures of a particular series, create and issue additional NEE Capital Junior Subordinated Debentures of such series. Such additional NEE Capital Junior Subordinated Debentures will have the same terms as the previously-issued NEE Capital Junior Subordinated Debentures of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional NEE Capital Junior Subordinated Debentures will be consolidated and form a single series with the previously-issued NEE Capital Junior Subordinated Debentures of such series.

The NEE Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of NEE Capital which rank junior to all of NEE Capital’s Senior Indebtedness. The term “Senior Indebtedness” with respect to NEE Capital will be defined in the related prospectus supplement. All NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture will rank equally and ratably with all other NEE Capital Junior Subordinated Debentures issued under that NEE Capital Junior Subordinated Indenture, except to the extent that NEE Capital elects to provide security with respect to any series of NEE Capital Junior Subordinated Debentures without providing that security to all outstanding NEE Capital Junior Subordinated Debentures in accordance with the respective NEE Capital Junior Subordinated Indenture. NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture may rank senior to, pari passu with, or junior to, NEE Capital Junior Subordinated Debentures issued by NEE Capital under another NEE Capital Junior Subordinated Indenture. The NEE Capital Junior Subordinated Debentures will be absolutely, unconditionally and irrevocably guaranteed by NEE as to payment of principal, and any interest and premium, pursuant to the Junior Subordinated Guarantee included in the NEE Capital Junior Subordinated Indenture for such NEE Capital Junior Subordinated Debentures, which Junior Subordinated Guarantee ranks junior to all of NEE’s Senior Indebtedness, and may rank senior to, pari passu with, or junior to, NEE’s obligations under a separate junior subordinated guarantee. See “—Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures” below.

Each series of NEE Capital Junior Subordinated Debentures that may be issued under each NEE Capital Junior Subordinated Indenture may have different terms. NEE Capital will include some or all of the following information about a specific series of NEE Capital Junior Subordinated Debentures in a prospectus supplement relating to that specific series of NEE Capital Junior Subordinated Debentures:

(1)	the title of those NEE Capital Junior Subordinated Debentures,

(2)	any limit upon the aggregate principal amount of those NEE Capital Junior Subordinated Debentures,

(3)	the date(s) on which the principal of those NEE Capital Junior Subordinated Debentures will be paid,

(4)

the rate(s) of interest on those NEE Capital Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)

the person to whom interest will be paid on those NEE Capital Junior Subordinated Debentures on any interest payment date, if other than the person in whose name those NEE Capital Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

(6)

the place(s) at which or methods by which payments will be made on those NEE Capital Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those NEE Capital Junior Subordinated Debentures may transfer or exchange those NEE Capital Junior Subordinated Debentures and serve notices and demands to or upon NEE Capital,

(7)	the security registrar and any paying agent or agents for those NEE Capital Junior Subordinated Debentures,

(8)

any date(s) on which, the price(s) at which and the terms and conditions upon which those NEE Capital Junior Subordinated Debentures may be redeemed at the option of NEE Capital, in whole or in part, and any restrictions on those redemptions,

(9)

any sinking fund or other provisions, including any options held by the registered owners of those NEE Capital Junior Subordinated Debentures, that would obligate NEE Capital to repurchase, redeem or repay those NEE Capital Junior Subordinated Debentures,

(10)	the denominations in which those NEE Capital Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

(12)

if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures in a currency other than that in which those NEE Capital Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

(13)

if the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)

if the amount payable in respect of principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the NEE Capital Junior Subordinated Indenture, the manner in which those amounts will be determined,

(15)

the portion of the principal amount of those NEE Capital Junior Subordinated Debentures that will be paid upon declaration of acceleration of the maturity of those NEE Capital Junior Subordinated Debentures, if other than the entire principal amount of those NEE Capital Junior Subordinated Debentures,

(16)

events of default, if any, with respect to those NEE Capital Junior Subordinated Debentures and covenants of NEE Capital, if any, for the benefit of the registered owners of those NEE Capital Junior Subordinated Debentures, other than those specified in the NEE Capital Junior Subordinated Indenture, or any exceptions to those specified in the NEE Capital Junior Subordinated Indenture,

(17)	the terms, if any, pursuant to which those NEE Capital Junior Subordinated Debentures may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)

a definition of “Eligible Obligations” under the NEE Capital Junior Subordinated Indenture with respect to those NEE Capital Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

(19)	any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those NEE Capital Junior Subordinated Debentures after their satisfaction and discharge,

(20)	if those NEE Capital Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures in global form,

(21)

if those NEE Capital Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures as bearer securities,

(22)

any limits on the rights of the registered owners of those NEE Capital Junior Subordinated Debentures to transfer or exchange those NEE Capital Junior Subordinated Debentures or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those NEE Capital Junior Subordinated Debentures,

(24)

any collateral security, assurance, or guarantee for those NEE Capital Junior Subordinated Debentures, including any security, assurance of guarantee in addition to, or any exceptions to, the Junior Subordinated Guarantee,

(25)	any variation in the definition of pari passu securities, if applicable, and

(26)

any other terms of those NEE Capital Junior Subordinated Debentures that are not inconsistent with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 301).

NEE Capital may sell NEE Capital Junior Subordinated Debentures at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to NEE Capital Junior Subordinated Debentures sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any NEE Capital Junior Subordinated Debentures that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the NEE Capital Junior Subordinated Indenture would not give registered owners of NEE Capital Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Subordination. The NEE Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of NEE Capital. (NEE Capital Junior Subordinated Indenture, Article Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the NEE Capital Junior Subordinated Debentures may be made by NEE Capital, until all holders of Senior Indebtedness of NEE Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of NEE Capital,

(2)	any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1502).

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1502).

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the NEE Capital Junior Subordinated Indenture Securities or to make any funds available for such payment. Therefore, NEE Capital Junior Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE Capital Junior Subordinated Indenture Securities. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures. Pursuant to the Junior Subordinated Guarantee, NEE will absolutely, irrevocably and unconditionally guarantee the payment of principal of and any interest and premium, if any, on the NEE Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such NEE Capital Junior Subordinated Debentures and the NEE Capital Junior Subordinated Indenture. The Junior Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the NEE Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Article Fourteen).

The Junior Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of NEE. (NEE Capital Junior Subordinated Indenture, Section 1402). The term “Senior Indebtedness” with respect to NEE will be defined in the related prospectus supplement. No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the NEE

Capital Junior Subordinated Debentures may be made by NEE under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of NEE,

(2)	any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)

any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1403).

Upon any distribution of assets of NEE to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1403).

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Junior Subordinated Guarantee or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each NEE Capital Junior Subordinated Debenture to the person in whose name that NEE Capital Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the NEE Capital Junior Subordinated Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any NEE Capital Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that NEE Capital Junior Subordinated Debenture:

(1)

as of the close of business on a date that the Junior Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital, or NEE, as the case may be, proposes to pay the defaulted interest, or

(2)

in any other lawful manner that does not violate the requirements of any securities exchange on which that NEE Capital Junior Subordinated Debenture is listed and that the Junior Subordinated Indenture Trustee believes is practicable. (NEE Capital Junior Subordinated Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the NEE Capital Junior Subordinated Debentures at maturity will be payable when such NEE Capital Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital and NEE may change the place of payment on the NEE Capital Junior Subordinated Debentures, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (NEE Capital Junior Subordinated Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, NEE Capital Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New

York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the NEE Capital Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the NEE Capital Junior Subordinated Debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the NEE Capital Junior Subordinated Debentures.

NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture during a period of 15 days before notice is to be given identifying the NEE Capital Junior Subordinated Debentures selected to be redeemed. (NEE Capital Junior Subordinated Indenture, Section 305).

Defeasance. NEE Capital and NEE may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any NEE Capital Junior Subordinated Indenture Securities. To do so, NEE Capital or NEE must irrevocably deposit with the Junior Subordinated Indenture Trustee or any paying agent, in trust:

(1)

money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of NEE Capital Junior Subordinated Indenture Securities,

(a)

direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)

certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Junior Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

(3)

a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity. (NEE Capital Junior Subordinated Indenture, Section 701).

Option to Defer Interest Payments. If so specified in the related prospectus supplement, NEE Capital will have the option to defer the payment of interest from time to time on the NEE Capital Junior Subordinated Debentures for one or more periods. Interest would, however, continue to accrue on the NEE Capital Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period neither NEE nor NEE Capital may:

(1)	declare or pay any dividend or distribution on its capital stock,

(2)	redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock,

(3)

pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the NEE Capital Junior Subordinated Debentures, or with the Junior Subordinated Guarantee, or

(4)

make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the NEE Capital Junior Subordinated Debentures or the Junior Subordinated Guarantee,

other than

(a)

purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock,

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock,

(c)

the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,

(d)

dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts,

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future,

(f)

payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by NEE concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full,

(g)

payments under any guarantee of junior subordinated debentures executed and delivered by NEE (including the Junior Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full,

(h)	dividends or distributions by NEE Capital on its capital stock to the extent owned by NEE, or

(i)	redemptions, purchases, acquisitions or liquidation payments by NEE Capital with respect to its capital stock to the extent owned by NEE. (NEE Capital Junior Subordinated Indenture, Section 608).

NEE and NEE Capital have reserved the right to amend the NEE Capital Junior Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any NEE Capital Junior Subordinated Indenture Securities issued after October 1, 2006, including the NEE Capital Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, NEE Capital may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, NEE Capital may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the NEE Capital Junior Subordinated Debentures.

Redemption. The redemption terms of the NEE Capital Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to NEE Capital Junior Subordinated Debentures redeemable at the option of the holder, NEE Capital Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. NEE Capital has reserved the right to amend the NEE Capital Junior Subordinated Indenture without any consent, vote or other action of the holders of any junior subordinated debentures issued under the NEE Capital Junior Subordinated Indenture after December 1, 2021, including the NEE Capital Junior Subordinated Debentures, to provide that notice of any redemption shall be given in the manner provided in the NEE Capital Junior Subordinated Indenture to the holders of the junior subordinated debentures to be redeemed not less than 10 nor more than 60 days prior to the redemption date. If less than all of the NEE Capital Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Junior Subordinated Indenture Trustee will select the NEE Capital Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Junior Subordinated Indenture Trustee will choose such method of selection as it deems fair and appropriate. (NEE Capital Junior Subordinated Indenture, Sections 403 and 404).

NEE Capital Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the NEE Capital Junior Subordinated Debentures are surrendered for redemption. (NEE Capital Junior Subordinated Indenture, Section 405). Except as stated in the related prospectus supplement, on the redemption date NEE Capital will pay interest on the NEE Capital Junior Subordinated Debentures being redeemed to the person to whom it pays the redemption price. If only part of a NEE Capital Junior Subordinated Debenture is redeemed, the Junior Subordinated Indenture Trustee will deliver a new NEE Capital Junior Subordinated Debenture of the same series for the remaining portion without charge. (NEE Capital Junior Subordinated Indenture, Section 406).

Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If at the time notice of redemption is given, the redemption moneys are not on deposit with the paying agent, then, if such notice so provides, the redemption shall be subject to the receipt of the redemption moneys on or before the Redemption Date and such notice of redemption shall be of no force or effect unless such moneys are received. (Indenture, Section 404).

Purchase of the NEE Capital Junior Subordinated Debentures. NEE or its affiliates, including NEE Capital, may at any time and from time to time, purchase all or some of the NEE Capital Junior Subordinated Debentures at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Consolidation, Merger, and Sale of Assets. Under the NEE Capital Junior Subordinated Indenture, neither NEE Capital nor NEE may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)

the entity formed by that consolidation, or the entity into which NEE Capital or NEE, as the case may be, is merged, or the entity that acquires or leases the properties and assets of NEE Capital or NEE, as the case may be, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s or NEE’s, as the case may be, obligations on all NEE Capital Junior Subordinated Indenture Securities and under the NEE Capital Junior Subordinated Indenture,

(2)

immediately after giving effect to the transaction, no event of default under the NEE Capital Junior Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(3)

NEE Capital or NEE, as the case may be, delivers an officer’s certificate and an opinion of counsel to the Junior Subordinated Indenture Trustee, as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 1101).

The NEE Capital Junior Subordinated Indenture does not prevent or restrict:

(a)	any consolidation or merger after the consummation of which NEE Capital or NEE, as the case may be, would be the surviving or resulting entity,

(b)

any consolidation of NEE Capital with NEE or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by NEE, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof,

(c)	any conveyance or other transfer, or lease, of any part of the properties or assets of NEE Capital or NEE which does not constitute the entirety, or substantially the entirety, thereof,

(d)

the approval by NEE Capital or NEE of or the consent by NEE Capital or NEE to any consolidation or merger to which any direct or indirect subsidiary or affiliate of NEE Capital or NEE, as the case requires, may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets, or

(e)	any other transaction not contemplated by (1), (2) or (3) in the preceding paragraph. (NEE Capital Junior Subordinated Indenture, Section 1103).

Events of Default. Each of the following is an event of default under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Indenture Securities of any series:

(1)

failure to pay interest on the NEE Capital Junior Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

(2)	failure to pay principal or premium, if any, on the NEE Capital Junior Subordinated Indenture Securities of that series when it is due,

(3)

failure to perform, or breach of, any other covenant or warranty in the NEE Capital Junior Subordinated Indenture, other than a covenant or warranty that does not relate to that series of NEE Capital Junior Subordinated Indenture Securities, that continues for 90 days after (i) NEE Capital and NEE receive written notice of such failure to comply from the Junior Subordinated Indenture Trustee or (ii) NEE Capital, NEE and the Junior Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the NEE Capital Junior Subordinated Indenture Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE,

(5)	with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE, or

(6)	any other event of default specified with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. (NEE Capital Junior Subordinated Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Junior Subordinated Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of NEE Capital Junior Subordinated Debentures of that series, together with the Junior Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital or NEE has initiated and is diligently pursuing corrective action in good faith. (NEE Capital Junior Subordinated Indenture, Section 801). An event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to NEE Capital Junior Subordinated Indenture Securities of any other series issued under the NEE Capital Junior Subordinated Indenture.

Remedies. If an event of default applicable to the NEE Capital Junior Subordinated Indenture Securities of one or more series, but not applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, exists, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the NEE Capital Junior Subordinated Indenture Securities of that series to be due and payable immediately. (NEE Capital Junior Subordinated Indenture, Section 802). However, under the Indenture, some NEE Capital Junior Subordinated Indenture Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a NEE Capital Junior Subordinated Indenture Security is defined as a “Discount Security” in the Indenture.

A majority of the currently outstanding series of NEE Capital Junior Subordinated Indenture Securities contain an exception to the right to accelerate payment of the principal of and accrued but unpaid interest on NEE Capital Junior Subordinated Indenture Securities of those series for an event of default listed in item (3) under “Events of Default” above. With respect to such NEE Capital Junior Subordinated Indenture Securities, if an event of default listed in item (3) under “Events of Default” above exists, the registered owners of the NEE Capital Junior Subordinated Indenture Securities of such series will not be entitled to vote to make a declaration of acceleration (and these NEE Capital Junior Subordinated Indenture Securities will not be considered outstanding for the purpose of determining whether the required vote, described above, has been obtained), and the Junior Subordinated Indenture Trustee will not have a right to make such declaration with respect to these NEE Capital Junior Subordinated Indenture Securities. Unless otherwise provided in the related prospectus supplement, the terms of the NEE Capital Junior Subordinated Indenture Securities issued in the future will contain this exception.

If an event of default is applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding NEE Capital Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of NEE Capital Junior Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	NEE Capital or NEE pays or deposits with the Junior Subordinated Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest, if any, on all NEE Capital Junior Subordinated Indenture Securities of that series then outstanding,

(b)	the principal of and any premium on any NEE Capital Junior Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Junior Subordinated Indenture Trustee under the NEE Capital Junior Subordinated Indenture, and

(2)

if, after application of money paid or deposited as described in item (1) above, NEE Capital Junior Subordinated Indenture Securities of that series would remain outstanding, any other event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series has been cured or waived as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the NEE Capital Junior Subordinated Indenture, the Junior Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the NEE Capital Junior Subordinated Indenture at the request or direction of any of the registered owners of the NEE Capital Junior Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Junior Subordinated Indenture Trustee. (NEE Capital Junior Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of NEE Capital Junior Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or exercising any trust or power conferred on the Junior Subordinated Indenture Trustee, with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. However, if an event of default under the NEE Capital Junior Subordinated Indenture relates to more than one series of NEE Capital Junior Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of NEE Capital Junior Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the NEE Capital Junior Subordinated Indenture, and may not expose the Junior Subordinated Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Junior Subordinated Indenture Trustee’s sole discretion, be adequate, and the Junior Subordinated Indenture Trustee may take any other action that it deems proper and not inconsistent with such direction. (NEE Capital Junior Subordinated Indenture, Section 812).

A registered owner of a NEE Capital Junior Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that NEE Capital Junior Subordinated Indenture Security on or after the applicable due date specified in that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 808). No registered owner of NEE Capital Junior Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the NEE Capital Junior Subordinated Indenture, or any other remedy under the NEE Capital Junior Subordinated Indenture, unless:

(1)

that registered owner has previously given to the Junior Subordinated Indenture Trustee written notice of a continuing event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series,

(2)

the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, have made written request to the Junior Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Junior Subordinated Indenture Trustee against related costs, expenses and liabilities,

(3)	the Junior Subordinated Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)

no direction inconsistent with that request was given to the Junior Subordinated Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class. (NEE Capital Junior Subordinated Indenture, Section 807).

Each of NEE Capital and NEE is required to deliver to the Junior Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of NEE Capital Junior Subordinated Indenture Securities, NEE Capital, NEE and the Junior Subordinated Indenture Trustee may amend or supplement the NEE Capital Junior Subordinated Indenture for any of the following purposes:

(1)

to provide for the assumption by any permitted successor to NEE Capital or NEE of NEE Capital’s or NEE’s obligations under the NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital or NEE’s properties and assets substantially as an entirety,

(2)	to add covenants of NEE Capital or NEE or to surrender any right or power conferred upon NEE Capital or NEE by the NEE Capital Junior Subordinated Indenture,

(3)	to add any additional events of default,

(4)

to change, eliminate or add any provision of the NEE Capital Junior Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche has been obtained, or

(b)	when no NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche remain outstanding under the NEE Capital Junior Subordinated Indenture,

(5)	to provide collateral security for all but not a part of the NEE Capital Junior Subordinated Indenture Securities,

(6)	to create the form or terms of NEE Capital Junior Subordinated Indenture Securities of any other series or tranche or any Junior Subordinated Guarantees,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)

to accept the appointment of a successor Junior Subordinated Indenture Trustee or co-trustee with respect to the NEE Capital Junior Subordinated Indenture Securities of one or more series and to change any of the provisions of the NEE Capital Junior Subordinated Indenture as necessary to provide for the administration of the trusts under the NEE Capital Junior Subordinated Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the NEE Capital Junior Subordinated Indenture Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities are payable,

(b)	all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities may be surrendered for registration, transfer or exchange, and

(c)	notices and demands to or upon NEE Capital or NEE in respect of NEE Capital Junior Subordinated Indenture Securities and the NEE Capital Junior Subordinated Indenture may be served, or

(11)

to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the NEE Capital Junior Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding may waive compliance by NEE Capital or NEE with certain restrictive provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series may waive any past default under the NEE Capital Junior Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the NEE Capital Junior Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that series affected. (NEE Capital Junior Subordinated Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the NEE Capital Junior Subordinated Indenture in a way that requires changes to the NEE Capital Junior Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the NEE Capital Junior Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital, NEE and the Junior Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (NEE Capital Junior Subordinated Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the NEE Capital Junior Subordinated Indenture. However, if less than all of the series of NEE Capital Junior Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of NEE Capital Junior Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)

change the dates on which the principal of or interest (except as described above under “—Option to Defer Interest Payments”) on a NEE Capital Junior Subordinated Indenture Security is due without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(2)

reduce any NEE Capital Junior Subordinated Indenture Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(3)

reduce any premium payable upon the redemption of a NEE Capital Junior Subordinated Indenture Security without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(4)

change the currency (or other property) in which a NEE Capital Junior Subordinated Indenture Security is payable without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(5)

impair the right to sue to enforce payments on any NEE Capital Junior Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(6)	impair the right to receive payments under the Junior Subordinated Guarantee or to institute suit for enforcement of any such payment under the Junior Subordinated Guarantee,

(7)

reduce the percentage in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche,

(8)

reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche, or

(9)

modify certain of the provisions of the NEE Capital Junior Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the NEE Capital Junior Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the NEE Capital Junior Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of NEE Capital Junior Subordinated Indenture Securities, or that modifies the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the NEE Capital Junior Subordinated Indenture of the registered owners of the NEE Capital Junior Subordinated Indenture Securities of any other series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1202).

The NEE Capital Junior Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the NEE Capital Junior Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of NEE Capital Junior Subordinated Indenture Securities, NEE Capital Junior Subordinated Indenture Securities owned by NEE Capital, NEE or any other obligor upon the NEE Capital Junior Subordinated Indenture Securities or any affiliate of NEE Capital, NEE or of that other obligor (unless NEE Capital, NEE, that affiliate or that obligor owns all NEE Capital Junior Subordinated Indenture Securities outstanding under the NEE Capital Junior Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (NEE Capital Junior Subordinated Indenture, Section 101).

If NEE Capital or NEE solicits any action under the NEE Capital Junior Subordinated Indenture from registered owners of NEE Capital Junior Subordinated Indenture Securities, each of NEE Capital or NEE may, at its option, fix in advance a record date for determining the registered owners of NEE Capital Junior Subordinated Indenture Securities entitled to take that action, but neither NEE Capital nor NEE will be obligated to do so. If NEE Capital or NEE fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of NEE Capital Junior Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding NEE Capital Junior Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding NEE Capital Junior Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any NEE Capital Junior Subordinated Indenture Security under the NEE Capital Junior Subordinated Indenture will bind every future registered owner of that NEE Capital Junior Subordinated Indenture Security, or any NEE Capital Junior

Subordinated Indenture Security replacing that NEE Capital Junior Subordinated Indenture Security, with respect to anything that the Junior Subordinated Indenture Trustee, NEE Capital or NEE do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 104).

Resignation and Removal of Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee may resign at any time with respect to any series of NEE Capital Junior Subordinated Indenture Securities by giving written notice of its resignation to NEE Capital and NEE. Also, the registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of one or more series of NEE Capital Junior Subordinated Indenture Securities may remove the Junior Subordinated Indenture Trustee at any time with respect to the NEE Capital Junior Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Junior Subordinated Indenture Trustee, NEE Capital and NEE. The resignation or removal of the Junior Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a trustee under the NEE Capital Junior Subordinated Indenture appointed by the registered owners of NEE Capital Junior Subordinated Indenture Securities, the Junior Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the NEE Capital Junior Subordinated Indenture if:

(1)

no event of default under the NEE Capital Junior Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(2)

NEE Capital and NEE have delivered to the Junior Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 910).

Notices. Notices to registered owners of NEE Capital Junior Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those NEE Capital Junior Subordinated Indenture Securities. (NEE Capital Junior Subordinated Indenture, Section 106).

Title. NEE Capital, NEE, the Junior Subordinated Indenture Trustee, and any agent of NEE Capital, NEE or the Junior Subordinated Indenture Trustee, may treat the person in whose name a NEE Capital Junior Subordinated Indenture Security is registered as the absolute owner of that NEE Capital Junior Subordinated Indenture Security, whether or not that NEE Capital Junior Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (NEE Capital Junior Subordinated Indenture, Section 308).

Governing Law. The NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (NEE Capital Junior Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

NEE and its subsidiaries, including NEE Capital, and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under “Description of NEE Capital Senior Debt Securities” above, (ii) Guarantee Trustee under the Guarantee Agreement described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” above, (iii) purchase contract agent under a purchase contract agreement with respect to stock purchase units and (iv) Junior Subordinated Indenture Trustee, security registrar and paying agent under the NEE Capital Junior Subordinated Indenture described under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” above. In addition, The Bank of New York Mellon acts, or would act, as trustee under indentures for debt securities of NEE and FPL.

PLAN OF DISTRIBUTION

NEE and NEE Capital may sell the securities offered pursuant to this prospectus (“Offered Securities”):

(1)	through underwriters or dealers,

(2)	through agents, or

(3)	directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Through Underwriters or Dealers. If NEE and/or NEE Capital uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If NEE and/or NEE Capital uses a dealer in the sale, NEE and/or NEE Capital will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. NEE and/or NEE Capital may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. NEE and/or NEE Capital may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to NEE and/or NEE Capital from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

NEE and/or NEE Capital may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from NEE and/or NEE Capital at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as agent for NEE and/or NEE Capital, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with NEE and/or NEE Capital, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

NEE and/or NEE Capital may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by NEE and/or NEE Capital or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from NEE and/or NEE Capital in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

NEE and/or NEE Capital may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from NextEra Energy, Inc.’s Annual Report on Form 10-K, and the effectiveness of NextEra Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Morgan, Lewis & Bockius LLP, New York, New York and Squire Patton Boggs (US) LLP, co-counsel to NEE and NEE Capital, will pass upon the legality of the Offered Securities for NEE and NEE Capital. Hunton Andrews Kurth LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton Andrews Kurth LLP may rely as to all matters of Florida law upon the opinion of Squire Patton Boggs (US) LLP. Squire Patton Boggs (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP. From time to time, Hunton Andrews Kurth LLP acts as counsel to affiliates of NEE and NEE Capital for some matters.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from NEE or NEE Capital specifying the final terms of a particular offering of securities. Neither NEE nor NEE Capital has authorized anyone else to provide you with additional or different information. Neither NEE nor NEE Capital is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

NextEra Energy Capital Holdings, Inc.

$850,000,000

Series U Junior Subordinated Debentures due June 1, 2085

The Series U Junior Subordinated Debentures will be

Unconditionally and Irrevocably Guaranteed by

NextEra Energy, Inc.

PROSPECTUS SUPPLEMENT

May 12, 2025

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ING